INTERPATH COMMUNICATIONS, INC.

                         401(k) RETIREMENT SAVINGS PLAN

                                       AND

                                 TRUST AGREEMENT

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                                TABLE OF CONTENTS

                                                                       Page

INTRODUCTION      Name and Date of Agreement                             1
SECTION 1         Definitions                                            1
SECTION 2         Administration of Plan by Committee                   20
SECTION 3         Eligibility and Participation                         28
SECTION 4         Employer Non-Elective Contributions
                  and Elective Contributions                            30
SECTION 5         Allocation of Contributions and
                  Forfeitures                                           35
SECTION 6         Top Heavy Provision and Administration                44
SECTION 7         Retirement Benefits                                   47
SECTION 8         Death Benefits                                        48
SECTION 9         Disability Benefits                                   49
SECTION 10        Benefits and Vesting Upon Termination
                  of Employment Other Than By Reason of
                  Retirement, Death, or Disability                      50

SECTION 11        Annuity Requirements                                  53
SECTION 12        Distribution Requirements                             54
SECTION 13        Valuation Upon Distribution                           61
SECTION 14        Trustee                                               62
SECTION 15        Amendment and Termination of Plan                     75
SECTION 16        Limitation on Benefits and Contributions              78
SECTION 17        Rollovers and Other Transfers                         81
SECTION 18        Miscellaneous Provisions                              83
SECTION 19        Voluntary Non-Deductible Participant
                  Contributions                                         85
SECTION 20        Participant Loans                                     93
SECTION 21        Hardship Distributions                                97
SECTION 22        Cash or Deferred Limitations                          98
SECTION 23        Investment Direction By Participant                  114
SECTION 24        Initial Qualification                                118
SECTION 25        Withdrawal                                           118

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                         INTERPATH COMMUNICATIONS, INC.

                          401(k)RETIREMENT SAVINGS PLAN

                               AND TRUST AGREEMENT

      AGREEMENT made this _____ day of December, 1998, by and between INTERPATH COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of North Carolina, (hereinafter called "Employer"), and KAREN A. McKAY, L. LAURENCE LEVISON and PETER D. BORBELY, as Trustees of the Trust herein created, (hereinafter called "Trustee").

      WHEREAS, Employer desires to assist its employees in providing retirement income and, to accomplish this purpose, has established the Plan and Trust embodied herein for the exclusive benefit of its eligible employees and their beneficiaries; and

      WHEREAS, the establishment of a trust to receive contributions and make distributions in accordance with the Plan is required as a condition for qualification as a tax-exempt employee benefit plan under the Internal Revenue Code.

      NOW, THEREFORE, Employer and Trustee mutually do covenant and agree as follows:

                             SECTION 1 - Definitions

      When used herein, the following terms shall have the indicated meanings, unless the context clearly indicates otherwise:

      1.1 "Account" or "Accounts" includes a Participant's Account for Employer Non-Elective Contributions which do not satisfy the Code Sections 401(k)(2)(B) and (C) Provisions, Account for Employer Non-Elective Contributions which satisfy the Code Sections 401(k)(2)(B) and (C) Provisions, the Participant's Elective Account, the Participant's voluntary non-deductible contribution Account and the Participant's Incentive Contribution Account, unless the context indicates otherwise.

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      1.2 "Accrued Benefit" shall mean the amount standing in a Participant's
Account (including his Non-Elective Account and Elective Account) as of any particular date.

      1.3 "Affiliated Employer" shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code
Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

      1.4 "Aggregate Account" shall mean, with respect to each Participant, the value of all Accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the Top Heavy Provision and Administration Section.

      1.5  "Anniversary Date" shall mean the first day of a Plan Year.

      1.6 "Annuity" or "Annuity Contract" shall mean a qualified, nontransferable Annuity Contract.

      1.7 "Authorized Leave of Absence" shall mean a temporary cessation of active employment with the Employer, provided the cessation was approved by the Employer and the Employee returns to work for the Employer not later than the expiration of such approved cessation of employment.

      1.8 "Beneficiary" or "Beneficiaries" shall mean such person or persons or legal entity as may be designated by a Participant

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to receive benefits hereunder after the Participant's death, or if the
Participant fails to designate a Beneficiary, then the estate of the Participant, except as otherwise provided in the Death Benefits Section and Annuity Requirements Section where the Participant's spouse is the required Beneficiary.

      1.9 "Code" shall mean the Internal Revenue Code of 1986, and any amendments thereto.

      1.10 "Code Section 415 Compensation" shall mean:

            (a) a Participant's wages, salaries, and fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances);

            (b) in the case of a Participant who is an Employee within the meaning of Code Section 401(c)(1) and the regulations thereunder, the Participant's Earned income (as described in Code Section 401(c)(2) and the regulations thereunder);

            (c) amounts described in Code Section 104(a)(3), 105(a) and 105(h), but only to the extent that these amounts are includable in the gross income of the Employee;

            (d) amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that these amounts are not deductible by the Employee under Code Section 217;

            (e) the value of a non-qualified stock option granted to an Employee by the Employer, but only to the extent that the value of the option is includable in the gross income of the Employee for the taxable year in which granted; and

            (f) the amount includable in the gross income of an Employee upon making the election described in Code Section 83(b).

            (g) a Participant's elective deferral as defined in Code Section 402(g)(3); and
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            (h) any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Section 125 or Code Section 457.

      Subparagraphs (a) and (b) above include foreign earned income (as defined in Code Section 911(b)), whether or not excludable from gross income under
Section 911.

      Code Section 415 Compensation does not include the following:

            (a) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

            (b) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

            (c) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).

Code Section 415 Compensation for any Limitation Year is the compensation actually paid or made available to a Participant within such Limitation Year. For any Limitation Year beginning after December 31, 1991, Code Section 415 Compensation shall not include accrued compensation (other than de minimis accrued compensation as provided for in Treasury Regulations).

      1.11 "Code Sections 401(k)(2)(A), (B) and (C) Provisions" shall mean a qualified cash or deferred arrangement under which

            (a) a covered employee may elect to have the Employer make payments as contributions to a trust under the plan on behalf of the Employee, or to the Employee in cash;


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            (b) the amounts held in the trust attributable to Employer contributions made pursuant to the Employee's election may not be distributable to the Participant or Beneficiary earlier than separation from service, death, disability, termination of the Plan without establishment of a successor plan, the attainment of age 59 1/2, or Hardship; and

            (c) the Employee's right to his Accrued Benefit derived from Employer contributions made to the trust pursuant to his election is non-forfeitable.

      1.12 "Code Sections 401(k)(2)(B) and (C) Provisions" shall mean a qualified cash or deferred arrangement under which

            (a) the amounts held in the trust attributable to Employer contributions are treated as made pursuant to the Employee's election may not be distributable to the Participant or Beneficiary earlier than separation from service, death, disability, termination of the Plan without establishment of a successor plan, or the attainment of age 59 1/2; and

            (b) the Employee's right to his Accrued Benefit derived from Employer contributions when made to the trust pursuant to his election is non-forfeitable.

      1.13 "Committee" shall mean the Plan committee appointed by the Employer pursuant to the Administration of Plan by Committee Section.

      1.14 "Compensation" shall mean the entire amount paid to an Employee by the Employer during the Plan Year as salary, hourly wages, commissions, overtime pay, bonuses, performance awards, but excluding severance compensation, fees, allowances, and any benefits and credits under this or any other employee benefit plan of the Employer. Notwithstanding the preceding sentence, all Code
Section 415 Compensation during the entire Limitation Year shall be taken into account for determining the required minimum allocation for a Non-Key Employee if the Plan is a Top Heavy Plan and the required minimum benefit has not been otherwise provided under Code Section 416(c). For years beginning after December 31, 1988 and before January 1, 1994, the annual

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Compensation of each Participant taken into account under the Plan for any Plan
Year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Code Section 415(d), except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990.

      In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the $150,000, as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

      For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the annual compensation limit set forth in this provision.

      If Compensation for any prior determination period is taken into account in determining the current Plan Year, the


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Compensation for such prior determination period is subject to the applicable annual Compensation limit in effect for that prior determination period. For this purpose, determining allocations in Plan Years beginning on or after January 1, 1989, the annual Compensation limit is in effect for determination periods beginning before that date is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the applicable annual compensation limit in effect for determination periods beginning before that date is $150,000.

      Compensation shall include Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under Code Sections 125, 402(e)(3), 402(h) and 403(b).

      1.15 "Deferred Compensation" shall mean with respect to any Participant that part of such Participant's Compensation paid or accrued by the Employer for a Plan Year that such Participant has elected to defer pursuant to Section 4.2.

      1.16 "Determination Date" shall mean (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

      1.17 "Disability" shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Such incapacity shall be established by a medical examination by a medical doctor selected or approved by the Committee.

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      1.18  "Effective Date" of this Plan and Trust shall be January 1, 1999.

      1.19 "Elective Account" shall mean the account established and maintained for each Participant with respect to his total interest in the Plan and Trust resulting from Employer Elective Contributions and Employer Non-Elective contributions which satisfy the Code Sections 401(k)(2)(B) and (C) Provisions.

      1.20 "Elective Contribution" shall mean the Employer's contributions to the Plan that are made pursuant to the Participant's cash or deferred election.

      1.21 "Employee" shall mean any individual employed by the Employer (including a Regular Full-Time Employee and Part-Time Employee as defined in
Section 3.1) other than an independent contractor. Any Leased Employee, as defined in Code Section 414(n)(2), shall be treated as an Employee of the Employer. The preceding sentence shall not apply to any Leased Employees if such employees are covered by a money purchase pension plan as described in Code
Section 414(n)(5) providing (a) a nonintegrated employer contribution rate of at least ten (10%) percent of compensation as defined in Code Section 415(c)(3) but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b), (b) immediate participation, and (c) full and immediate vesting, and such Leased Employees, with respect to services performed after December 31, 1986, do not constitute more than twenty (20%) percent of the Employer's Non-Highly Compensated Employee work force.

      1.22 "Employer" shall mean Interpath Communications, Inc. and any holding company, subsidiary or affiliated company authorized by Interpath
Communications, Inc. to adopt and participate in this Plan and Trust.

      1.23 "Five Percent Owner" shall mean any person who owns (or is considered as owning within the meaning of Code Section 318) more than five (5%) percent of the outstanding stock of the Employer or stock possessing more than five (5%) percent of the total combined voting power of all stock of the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

      1.24 "Hardship" shall mean a distribution that is made only if the distribution is made both on account of an immediate and heavy financial need of the Employee and is necessary to satisfy such financial need. A distribution will be made on account of an immediate and heavy financial need of the Employee only if the distribution is on account of:

            (a) medical expenses described in Code Section 213(d) incurred by the Employee, the Employee's spouse, children or any dependents of the Employee (as defined in Code Section 152);

            (b) costs (excluding mortgage payments) directly related to the purchase of a principal residence for the Employee;

            (c) payment of tuition for the next twelve (12) months of post-secondary education for the Employee, his spouse, children, or dependents (as defined in Code Section 152);

            (d) the need to prevent the eviction of the Employee from his principal residence or foreclose on the mortgage of the Employee's principal residence; or

            (e) a need designated by the Treasury Department which is a safe harbor for Hardship distributions.

      A distribution will be considered necessary to satisfy an immediate and heavy financial need of an Employee only if all of the following requirements are satisfied:

            (a) The distribution is not in excess of the amount of the immediate and heavy financial need of the Employee. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

            (b) The Employee has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer.

            (c) All other plans maintained by the Employer limit the Employee's elective contributions for the next taxable year to the applicable limit under Code Section 402(g) for that year minus the Employee's elective contributions for the year of the hardship distribution.

            (d) The Employee is prohibited, under the terms of the Plan or an otherwise legally enforceable agreement, from making elective contributions and Employee contributions to the Plan and all other plans maintained by the Employer for at least twelve (12) months after receipt of the hardship distribution. For this purpose the phrase "all other plans maintained by the Employer" means all qualified and nonqualified plans of deferred compensation maintained by the Employer. The phrase includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125. However, it does not include the mandatory Employee contribution portion of a defined benefit plan. It also does not include a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Code Section 125.

      1.25 "Highly Compensated Employee" shall mean effective for Plan Years beginning after December 31, 1996, any Employee who: (a) was a Five Percent Owner at any time during the Plan Year or the preceding Plan Year, or (b) for the preceding Plan Year had Compensation from the Employer in excess of $80,000 and, if the Employer so elects, was in the top-paid group for the preceding Plan Year. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

      For this purpose the applicable year of the Plan for which a determination is being made is called a determination year and the preceding twelve (12) month period is called a look-back year.

      A highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Notice 97-75.

      In determining whether an Employee is a Highly Compensated Employee for Plan Years beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for Plan Years beginning in 1996.

      In determining who is a Highly Compensated Employee the Employer makes a top paid group election. The effect of this election is that an Employee (who is not a Five Percent Owner at any time during the determination year or the look-back year) with Compensation in excess of $80,000 (as adjusted) for the look-back year is a Highly Compensated Employee only if the Employee was in the top-paid group for the look-back year.

      In determining who is a Highly Compensated Employee (other than as a Five Percent Owner) the Employer makes a calendar year data election. The effect of this election is that the look-back year is the calendar year beginning with or within the look-back year.

      1.26  "Hour of Service" shall mean:

            (a) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer during the applicable period.

            (b) each hour for which an Employee is paid, or entitled to payment, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability or pregnancy), layoff, jury duty, military duty or Authorized Leave of Absence. Notwithstanding the foregoing:

                        (i) no more than 501 Hours of Service will be credited
                  to an Employee on account of any single continuous period during which no duties are performed (whether or not such period occurs in a single Plan Year or other period); and

                      (ii) no credit for an Hour of Service will be given for
                  which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties were performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation or unemployment compensation or disability insurance laws; and

                      (iii) no credit for an Hour of Service will be given for
                  payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

                  For purposes of this subsection, a payment shall be deemed to be made by or due from the Employer, regardless of whether such payment is made by, or due from the Employer, directly or indirectly through, among others, a trust fund, or insurer to which the Employer contributes or pays premiums, and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of a particular Employee or are on behalf of a group of Employees in the aggregate.

            (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.

      Crediting of Hours of Service for back pay awarded or agreed to with respect to the periods described in (b) above shall be subject to the limitations of that Subsection.

      The same Hours of Service shall not be credited both under (a) or (b), as the case may be, and under (c) above of this Section.

      In the case of a payment which is made or due on account of a period during which an Employee performs no duties, and which results in the crediting of Hours of Service under (b) above of this Section, or in the case of an award or agreement for back pay, to the extent that such award or agreement is made with respect to such a period described in (b) above of this Section, the number of Hours of Service to be credited shall be determined pursuant to applicable Labor Department regulations.

      The computation and crediting of Hours of Service shall be determined pursuant to Department of Labor regulations section 2530.200b-2(b) and (c).

      Nothing in this Section shall be construed as denying an Employee credit for an Hour of Service if credit is required by separate federal law.

      Military service shall mean service in the armed forces of the United States if the Employer is required by applicable federal law to re-employ such Employee and reinstate such Employee's rights and benefits.

      Solely for purposes of determining whether a One-Year Break in Service for participation and vesting purposes has occurred in a computation period for Plan Years beginning after 1984, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such Hours of Service cannot be determined, eight (8) Hours of Service per day of such absence.

For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of a birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (a) in the computation period in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period, or (b) in all other cases, in the following computation period.

      An Hour of Service with an Affiliated Employer shall be credited as an Hour of Service under this Plan. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code Section 414(n) or Code Section 414(o) and the regulations thereunder.

      1.27 "Inactive Participant" shall mean any Employee or former Employee who has ceased to be a Participant and on whose behalf an Account is maintained under the Plan.

      1.28 "Investment Manager" shall mean any party that (a) is either (i) registered as an investment advisor under the Investment Advisors Act of 1940, or (ii) a bank, or (iii) an insurance company; (b) acknowledges in writing that it is a fiduciary with respect to the Plan; and (c) is granted the power to manage, acquire, or dispose of any asset of the Plan.

      1.29 "Key Employee" shall mean any Employee or former Employee (and his Beneficiaries) who, at any time during the Plan

Year containing the Determination Date or any of the preceding four (4) Plan Years, is or was:

            (a) an officer of an Employer having annual compensation greater than fifty (50%) percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year;

            (b) an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such individual's annual compensation exceeds one hundred (100%) percent of the dollar limitation under Code Section 415(c)(1)(A);

            (c) a "Five Percent Owner" of the Employer; or

            (d) a "One Percent Owner" of the Employer having an annual compensation from the Employer of more than $150,000.

      Annual compensation means compensation as defined in Code Section 415(c)(3) but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code Section 125, Code Section 402(a)(8), Code Section 402(h) or Code Section 403(b) of the Code. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

      1.30 "Leased Employee" shall mean any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year and such services are performed under primary direction or control of the recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

      A Leased Employee shall not be considered an employee of the recipient if:
(a) such employee is covered by money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least ten (10%) percent of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Section 125, Code Section 402(e)(3), Code
Section 402(h)(1)(B) or Code Section 403(b),(2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than twenty (20%) percent of the recipient's nonhighly compensated work force.

      1.31 "Limitation Year" shall mean the Plan Year.

      1.32 "Named Fiduciary" shall be the Committee.

      1.33 "Non-Elective Contribution" shall mean the Employer's contributions to the Plan other than those made pursuant to the Participant's cash or deferred election.

      1.34 "Non-Highly Compensated Employee" shall mean an Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

      1.35  "Non-Key Employee" means any Employee who is not a Key Employee.

      1.36 "Normal Retirement Age" shall mean the day on which the Participant attains his sixty-fifth (65th) birthday.

      1.37 "Normal Retirement Date" shall mean the day on which the Participant attains his sixty-fifth (65th) birthday, unless the Participant's employment is continued beyond his sixty-fifth


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(65th) birthday in which case the Participant's Normal Retirement Date shall be the day on which he actually retires.

      1.38 "One Percent Owner" shall mean any person who owns (or is considered as owning within the meaning of Code Section 318) more than one (1%) percent of the outstanding stock of the Employer or stock possessing more than one (1%) percent of the total combined voting power of all stock of the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c) and (m) shall be treated as separate employers. However, in determining whether an individual has Compensation of more than $150,000, Compensation from each employer required to be aggregated under Code Sections 414(b),(c) and (m) shall be taken into account.

      1.39 "One-Year Break in Service" shall mean the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. An Authorized Leave of Absence shall not cause a One-Year Break in Service. The applicable computation period shall mean the period or periods used in the definition of Year of Service.

      1.40 "Participant" shall mean any Employee of the Employer who has met the eligibility requirements and participation requirements of this Plan and becomes a Participant in this Plan.

      1.41 "Plan" shall mean the profit-sharing and 401(k) plan of the Employer as set forth in and by this document and all subsequent amendments thereto.

      1.42  "Plan Administrator" shall be the Employer.

      1.43 "Plan Name" shall be Interpath Communications, Inc. 401(k) Retirement Savings Plan.


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      1.44 "Plan Year" shall be the twelve (12) consecutive month period beginning on January 1 and ending on December 31.

      1.45 "Shareholder-Employee" shall mean a Participant who owns more than five (5%) percent of the Employer's outstanding capital stock interest during any year in which the Employer elects to be taxed as an "S" corporation under the Code.

      1.46 "Super Top Heavy Plan" shall mean, for Plan Years commencing after December 31, 1983, that, as of the Determination Date, (a) the Present Value of Accrued Benefits of Key Employees, and (b) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety (90%) percent of the Present Value of Accrued Benefits and the Aggregate Accounts of all Participants under this Plan and all plans of an Aggregation Group.

      1.47 "Taxable Year" shall mean the twelve (12) consecutive month period beginning on January 1 and ending on December 31.

      1.48 "Top Heavy Group" shall mean an Aggregation Group in which, as of the Determination Date, the sum of:

            (a) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

            (b) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty (60%) percent of a similar sum determined for all Participants.

      1.49 "Top Heavy Plan" shall mean, for Plan Years commencing after December 31, 1983, that, as of the Determination Date, (a) the Present Value of Accrued Benefits of Key Employees, and (b) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty (60%) percent of the Present Value of Accrued Benefits and the Aggre-gate Accounts of all Participants under this Plan and all plans of an Aggregation Group.

      1.50 "Top Heavy Plan Year" shall mean that for a particular Plan Year the Plan is a Top Heavy Plan as defined herein.

      1.51 "Trust" as herein used shall mean the legal entity resulting from the agreement between the Employer and the Trustee by which the contributions hereunder shall be made, received, held, invested, reinvested and disbursed to or for the benefit of the Participants or their Beneficiaries, or both, according to the terms of this Plan.

      1.52 "Trust Fund" shall mean all funds received by the Trustee, together with all income, profits, losses or increments thereon.

      1.53 "Trustee" shall mean a corporation, association, individual, group of individuals, or any combination of them, or any successor or successors who shall accept the designation and enter into the duties of Trustee as specifically set forth in this Trust Agreement.

      1.54 "Valuation Date" shall mean each day during which the major United States financial markets are open for the conduct of business.

      1.55 "Year of Service" shall mean for purposes of

            (a) eligibility to participate in this Plan, a period of twelve consecutive months, as hereinafter set forth, during which an Employee completes at least 1,000 Hours of Service. The initial eligibility computation period to be taken into account for this purpose shall be the twelve consecutive month period commencing with the day on which the Employee first performs an Hour of Service ("employment year"). The eligibility computation period shall shift to the Plan Year. The first Plan Year so used shall be the Plan Year which includes the first anniversary of the day on which the Employee first performs an Hour of Service. An Employee who is credited with 1,000 Hours of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period will be credited with two (2) Years of Service for purposes of eligibility to participate.

            (b) vesting in this Plan, a Plan Year during which an Employee completes at least 1,000 Hours of Service.

            (c) accrual of benefits in this Plan, a Plan Year during which a Participant completes at least 1,000 Hours of Service, except as otherwise specifically provided for herein.

      A Year of Service with an Affiliated Employer and a predecessor employer that maintained this Plan shall be credited as a Year of Service with the Employer for purposes of vesting and eligibility to participate in this Plan.

      SECTION 2 - Administration of Plan by Committee

      2.1 The Employer hereby delegates its administrative duties and responsibilities in connection with the administration of this Plan to the Committee who shall be an individual or individuals designated by the Employer.

      2.2 The Committee shall appoint a chairman and a secretary and may appoint an acting chairman and an acting secretary. One person may hold more than one position on the Committee.

      2.3 The Committee shall hold meetings upon such notice, at such place and at such times as they may from time to time determine. Notice of a meeting shall not be required if waived in writing, or if all of the members are present at the meeting. A majority of the members of the Committee at any time in office shall constitute a quorum. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority present at any such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all of the members.

      2.4 The Committee shall maintain sufficient records of their deliberations and decisions. The minutes of their proceedings shall be conclusive proof of the facts of the operation of the Plan. Their records shall contain all relevant data pertaining to individual Participants and their rights under the Plan and in the Trust Fund.

      2.5 The members of the Committee shall be bonded to the extent required by law.

      2.6 No fee or compensation shall be paid to any Committee member for his services as such, but any out of pocket expenses properly incurred by the Committee shall be paid or reimbursed by the Trust Fund unless voluntarily paid by Employer.

      2.7 The Committee shall have the duty and complete authority to interpret and construe the provisions of the Plan and this Agreement, and to decide any dispute which may arise regarding the rights and benefits of any Participant, his legal representatives or Beneficiaries, which determinations shall apply uniformly to all persons similarly situated and shall be binding and conclusive upon all interested persons. The Committee may adopt rules, regulations or by-laws for use in the administration of the Plan, appoint agents and compensate them, and, in general, direct the administration of this Plan. Interpretation and administration of this Plan and Trust shall always be made with the fundamental purpose that the Plan and Trust is a retirement plan qualified under Code Section 401.

      2.8 Any member of the Committee may resign at any time or may be removed with or without cause by the Employer. The Employer may (but shall not be required to) appoint a successor to fill any vacancy in the membership of the Committee.

      2.9 The Committee or its designee shall prior to a distribution to a Participant notify such Participant concerning his benefits and options under the Plan.

      2.10 The Committee, or its designee, may correct errors and, so far as practicable and in conformity with the Code and other applicable law and regulations, may adjust any benefit or payment or credit accordingly.

      2.11 The Committee, or its designee, shall determine the eligibility of Employees in accordance with the provisions of this Plan from the information furnished to it by Employer in accordance with the request of the Committee.

      2.12 On or about the date upon which Employer shall make payment of any contribution under the Plan by payment to the Trustee, the Committee, or its designee, shall deliver to the Trustee a schedule showing the names of the Participants, Inactive Participants and Beneficiaries, the Compensation of each Participant for the Plan Year, the amount of Employer contributions, the amount of each Participant's contributions, if any, the names of the Inactive Participants whose employment was terminated during the Plan Year together with forfeitures, if any, and such other information as shall be reasonably required by the Trustee.

      2.13 In any case involving termination of employment of a Participant or any question as to vested interest, the Committee shall determine the percentage of vesting and shall communicate its determination to the Trustee. If a terminated Participant's benefits are to be received or invested in Annuity Contracts (if Annuities are otherwise specifically permitted under the Annuity Requirements Section), the Committee, or its designee, shall make proper application for such an Annuity to an insurance company and shall direct the Trustee to purchase said Annuity Contract and deliver it in accordance with the Committee's instructions after taking into account the consent requirements of Code Section 401(a)(11), Code Section 417 and the Annuity Requirements Section.

      2.14 The Committee shall be the agent for service of legal process.

      2.15 The Committee is authorized to secure such legal, medical, accounting, actuarial, or other consultant's advice, and to appoint qualified appraisers of real, personal, or intangible property, and to pay their reasonable expenses and compensation from the Trust Fund, unless the Employer voluntarily makes such payments.

      2.16 In the event and to the extent not insured against by any insurance company, the Employer shall indemnify and hold harmless the Committee members, their assistants and representatives, from any and all claims, demands, suits, losses, damages and any other liability arising from their responsibilities in connection with the Plan or Trust, unless the same is determined to be due to gross negligence or willful misconduct.

      2.17 A Participant, Inactive Participant or Beneficiary shall have the right to file a claim, inquire if he has any right to benefits and the amounts thereof, or appeal the denial of a claim.

      A claim will be considered as having been filed when a written communication is made by the Participant or his authorized representative who brings his claim request to the attention of the Plan Administrator or any member of the Committee.

      The Committee shall notify the claimant in writing within ninety (90) days after receipt of the claim if the claim is wholly or partially denied. If an extension of time beyond the initial ninety (90) day period for processing the claim is required, written notice of the extension shall be provided the claimant prior to the termination of the initial ninety (90) day period. In no event shall the extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a final decision.

      Notice of a wholly or partially denied claim for benefits will be in writing in a manner calculated to be understood by the claimant and shall include:

            (a)   The reason or reasons for denial;

            (b) Specific reference to the Plan provisions that apply in the case;

            (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

            (d) An explanation of the Plan's claim appeal procedure.

      If a claim is denied, the claimant may file an appeal asking the Committee to conduct a full and fair review of his claim. An appeal must be made in writing no more than sixty (60) days after the claimant receives written notice of the denial. The claimant may review any documents that apply to the case and may also submit points of disagreement and other comments in writing along with the appeal.

      The decision of the Committee regarding the appeal shall be given to the claimant in writing no later than sixty (60) days following receipt of the appeal. However, if the Committee, in its sole discretion, grants a hearing, or there are special circumstances involved, the decision will be given no later than one-hundred twenty (120) days after receiving the appeal. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

      2.18 The Committee from time to time may appoint one or more Investment Managers to direct or approve all investments and reinvestments of the Trust Fund, by written notice to the Trustee. After the Committee has notified the Trustee of its appointment of an Investment Manager to direct or approve investments and reinvestments, the Investment Manager then shall become responsible for any and all investments and reinvestments made by it. The Trustee may rely upon the directions and instructions of the Committee and Investment Manager without being in any way liable or responsible for the consequences.

      2.19 The Committee from time to time, either itself or through its duly appointed agents, may direct or approve all investments and reinvestments of the Trust Fund, by written notice to the Trustee. After the Committee has notified the Trustee of its intention to direct or approve investments and reinvestments, the Committee then shall become responsible for any and all in-vestments and reinvestments made pursuant to such direction or approval. The Trustee may rely upon the directions and instructions of the Committee without being in any way liable or responsible for the consequences.

      2.20 The Committee shall have the responsibility for developing a funding policy for the Plan, if required, and shall communicate such funding policy to the Trustee, or other Investment Manager, and shall see to it that the funding policy is carried out.

      2.21 If a Participant or a Beneficiary receives a qualifying rollover distribution from the Plan, the Committee, or its designee, shall provide a written explanation to the recipient (a) that the distribution will not be taxed currently to the extent transferred to another qualified plan or individual retirement account within sixty (60) days after the date on which the recipient received the distribution, and (b) of income averaging and capital gains provisions, if applicable.

      2.22 If any person entitled to receive any benefit hereunder shall be a minor child or incompetent person, but no legal representative has been appointed for him or her, the Committee may, in its discretion, cause any benefit otherwise payable to such person to be paid to the conservator, parent or guardian or spouse of such person, or to the institution maintaining such person, or to the individual having custody of such person, or may otherwise cause the same to be applied for the benefit of such person in any manner which the Committee may deem proper, without regard to the duty of any person to support such minor or incompetent person, and without regard to any other funds which may be available for the purpose, and, in the case of any payment made for the benefit of such person in any of the manners just authorized, the receipt by the person to whom the payment is made shall be in full discharge of all liability under the Plan and Trust in respect of such payment. Deposit to the credit of a Participant or Beneficiary in any bank, savings and loan or trust company shall be deemed payment into the hands of such person.

      2.23 Notwithstanding anything in this Plan and Trust to the contrary, the Trustee and Committee may agree in writing that the Trustee will perform certain record keeping functions delegated to the Committee herein such as allocating contributions and in such event the Trustee shall be fully relieved of such duties.

      SECTION 3 - Eligibility and Participation

      3.1 Any Regular Full-Time Employee (as defined below) (other than a Part-Time Employee as defined below) who has attained the age of eighteen (18) years shall be eligible to participate in this Plan as of the beginning of the first pay period after such Regular Full-Time Employee's date of hire. Any Part-Time Employee (as defined below) who has completed one (1) Year of Service and has attained the age of eighteen (18) years shall be eligible to participate in this Plan as of the earlier of the January 1 or July 1 next following the date upon which the Part-Time Employee has completed the aforesaid service and age requirements, provided such Part-Time Employee is so employed on such January 1 or July 1. A Regular Full-Time Employee shall mean an Employee hired to work forty (40) or more hours per week on an indefinite basis according to the Employer's policies and procedures. A Part-Time Employee shall mean an Employee hired to work less than forty (40) hours per week on an indefinite basis according to the Employer's policies and procedures. A Leased

Employee (whether or not constituting an Employee) shall not be eligible to participate in this Plan. Further, any Employee who is not either a Regular Full-Time Employee or a Part-Time Employee shall not be eligible to participate in this Plan and Trust. Any Employee who is included in a unit of Employees covered by an agreement in which retirement benefits are the subject of good faith bargaining between Employee representatives and the Employer shall not be eligible to participate in this Plan. Any Employee who is a nonresident alien and who receives no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall not be eligible to participate in this Plan.

      3.2 Participants terminated due to layoff and eligible for recall shall be eligible to actively participate in the Plan immediately upon rehire. An Employee who satisfies the eligibility requirements to participate and whose employment is subsequently terminated with the Employer shall again participate effective with the Employee's re-employment commencement date. The re-employment commencement date is the first day on which the Employee is credited an Hour of Service for the performance of duties after the first eligibility computation period in which the Employee incurs a One-Year Break in Service.

      3.3 Participation in this Plan shall be mandatory on the part of each eligible Employee. An Employee shall automatically participate in this Plan upon first becoming eligible to participate.

      3.4 If, in any Plan Year, any Employee who should have been included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any Taxable Year under applicable provisions of the Code by such Employer.

      3.5 If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made and allocated, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a forfeiture for the Plan Year in which the discovery is made.

      3.6 In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate, but has not incurred a One-Year Break in Service, eligibility will be determined under the break in service rules of the Plan. In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

               SECTION 4 - Employer Non-Elective Contributions and
                           Elective Contributions

      4.1 For each Taxable Year during the continuance of this Plan, the Employer shall contribute such amount (if any) to the Trust Fund as the Employer in its sole discretion shall determine; provided, however, Employer's aggregate contributions of both Elective Contributions and Non-Elective Contributions for any Taxable Year shall not exceed the maximum amount that can be allowed as a deduction under the applicable provisions of the Code. Employer contributions made under this Section 4.1 are generally referred to in this Plan and Trust as "Employer Profit-Sharing Contributions" and shall be deemed an Employer Non-Elective Contribution subject to the vesting requirements contained in
Section 10.

      4.2 In addition to Employer Profit-Sharing Contributions, upon adoption and execution of this Plan by the Employer each Participant in the Plan pursuant to a uniform, non-discriminatory policy may elect to defer a portion of his Compensation of not less than one (1%) percent and not more than fourteen (14%) percent of Compensation or the maximum amount which will not cause the Plan to violate the annual additions limitations under Code Section 415. However, under no circumstances shall a Participant defer an amount of his Compensation which causes the Plan to exceed the maximum amount allowable as a deduction to the Employer under Code Section 404. Further, the Employee's deferrals shall be further limited as provided in the Cash or Deferral Limitations Section. Contributions under this Section 4.2 are generally referred to in this Plan and Trust as the "Employee Elective Deferrals." The Committee may establish payroll deduction procedures and other contribution procedures to facilitate the Employee's contribution to the Plan. The Committee shall provide deferral forms and determine such time or times that a Participant may commence deferral of his Compensation and cease deferral of his Compensation; provided however, that at least once during each calendar year a Participant may elect to commence and terminate (or modify) deferral of his Compensation. The Employer shall contribute to the Trust Fund the amount of the Participant's Deferred Compensation which shall be deemed an Employer Elective Contribution. The Participant shall be 100% fully vested in and have a non-forfeitable right to Employee Elective Deferrals made under this Section 4.2. Prior to the end of each Plan Year, all Participants may commence, change or terminate their deferral of Compensation for the next Plan Year, or such shorter period of time as announced by the Committee. Additionally, the Committee may allow other time periods during the Plan Year when all Participants may prospectively commence, change or terminate their deferral of Compensation.

      Employee Elective Deferrals shall satisfy the Code Sections 401(k)(2)(A),
(B) and (C) Provisions.

      Employee voluntary non-deductible contributions are provided for in
Section 19.

      4.3 In addition to Employer Profit-Sharing Contributions and Employee Elective Deferral, for each Taxable Year during the continuance of this Plan, the Employer may in its sole discretion contribute a discretionary amount to the Trust Fund. Any contribution made by the Employer under this Section 4.3 are generally referred to as Qualified Non-Elective Contributions (as defined in Section 22.13) and must be specifically designated by the Employer to the Trustee. The Participant shall be 100% fully vested in and have a nonforfeitable right to Qualified Non-Elec-tive Contributions made under this Section 4.3. Further Qualified Non-Elective Contributions shall satisfy the Code Sections 401(k)(2)(B) and (C) Provisions. The Employer may direct that Qualified Non-Elective Contributions shall be allocated only to Non-Highly Compensated Employees.

      4.4 In addition to Employer Profit-Sharing Contributions, Employee Elective Deferrals and Qualified Non-Elective Contributions, the Employer shall make Matching Contributions to a Participant's Account for a Plan Year. The Employer shall match fifty (50%) percent of the Participant's Employee Elective Deferrals up to six (6%) percent of the Participant's Compensation for a Plan Year; provided however that in no event shall such Matching Contributions exceed an amount equal to three (3%) percent of the Participant's Compensation for such Plan Year. No Matching Contributions shall be made on voluntary non-deductible contributions made pursuant to Section 19. Further, in addition to the required Matching Contribution at any time the Employer may make a bonus Matching Contribution. Any Matching Contributions are generally referred to in this Plan and Trust as "Employer Matching Contributions" and shall be deemed an Employer Non-Elective Contribution subject to the vesting schedule requirements in
Section 10. The Plan shall meet the non-discrimination requirements set forth in Code Section 401(m) and Regulations 1.401(m-1) and 1.401(m)-2 which are incorporated herein by reference.

      The Employer may also make Qualified Matching Contributions. Qualified Matching Contributions shall satisfy the Code Sections 401(k)(2)(B) and (C) Provisions. The Participant shall be 100% fully vested in and have a non-forfeitable right to Qualified

Matching Contributions. Further, Qualified Matching Contributions and Matching Contributions shall be defined and meet the requirements of the Cash or Deferred Limitation Section including Sections 22.10 and 22.11.

      4.5 Except as provided below, the Employer may make payment of its contributions for any Taxable Year on any date or dates it elects, provided only that the total amount of its contributions for any Taxable Year shall be paid in full not later than twelve (12) months (or within the time prescribed by Treasury Department Regulations) after the Plan Year for which they are deemed paid. Notwithstanding the preceding sentence, Employer Elective Contributions resulting from a Participant's deferral of Compensation shall be paid to the Trustee as soon as the Deferred Compensation can reasonably be segregated from the Employer's assets.

      4.6 The Employer may make payment of its Non-Elective Contribution for any Taxable Year on any date or dates it elects, provided only that the total amount of its contribution for any Taxable Year shall be paid in full on or before the date required by law for filing its federal income tax return for such Taxable Year, including any extensions.

      4.7 The Employer's Non-Elective Contribution and Elective Contributions for each Taxable Year shall be paid by the Employer directly to the Trustee. On or about the date of such payment, the Committee shall be advised of the amount of such payment upon which the allocation to Participants is to be calculated.

      4.8 All contributions made to this Plan and Trust by the Employer are expressly made upon the condition that such contributions are fully deductible for income tax purposes unless the Employer otherwise specifies in writing. Contributions made by the Employer to the Plan shall be made irrevocably and it shall be impossible for the assets of the Plan to inure to the benefit of the Employer or to be used in any manner other than for the exclusive purpose of providing benefits to Participants, retired Participants, and Beneficiaries, and for defraying reasonable expenses of administering the Plan; provided, however that

            (a) if the Plan does not initially qualify by the Internal Revenue Service, then any contribution made to the Plan by the Employer must be returned to the Employer within one year after the date of denial of qualification of the Plan;

            (b) if a contribution is made by the Employer by a mistake of fact, such contribution must be returned to the Employer within one year after the payment of the contribution; or

            (c) to the extent the deduction for a contribution under Code
            Section 404 is disallowed, the contribution (to the extent disallowed) must be returned to the Employer within one year after the disallowance of the deduction.

      4.9 Unless otherwise specifically provided in this Plan and Trust, a Participant must have a Year of Service for accrual of benefits during a Plan Year in order to accrue benefits for such Plan Year.

      4.10 Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

                   SECTION 5 - Allocation of Contributions and
                           Forfeitures

      5.1 The Employer's Profit-Sharing Contribution for any Plan Year shall be allocated and credited by the Committee, or its designee, among the Accounts of the Participants as of the last day of such Plan Year in the proportion that each Participant's

Compensation bears to the total Compensation received by all the Participants during the Plan Year.

      5.2 The Employee Elective Deferrals shall be allocated and credited by the Trustee to the Participant's Elective Contribution Account who made the deferral.

      5.3 The Employer Qualified Non-Elective Contributions shall be allocated and credited by the Trustee among the Participant's Elective Accounts as of the last day of the Plan Year in proportion that each Participant's Compensation bears to the total Compensation received by all the Participants during the Plan Year; provided, however, the Employer, in its sole discretion, may direct that only Non-Highly Compensated Employees shall be eligible to receive an allocation or credit of Qualified Non-Elective Contributions.

      5.4 The Employer Matching Contribution shall be allocated and credited by the Trustee to the Employee's Matching Contribution Account in such manner as the Employer may designate in accordance with the Matching Contribution formula. Qualified Matching Contributions shall be allocated to the Employee's Qualified Matching Contribution Account as the Employer designates and may, in the Employer's sole discretion, be allocated only to Non-Highly Compensated Employees.

      5.5 Any forfeitures for a Plan Year shall be allocated or credited as follows:

      (a) Any forfeitures in the Non-Elective Accounts resulting from the Employer Profit-Sharing Contribution shall be allocated and credited by the Trustee in the same manner as the Employer Profit-Sharing Contribution is allocated and shall be subject to the same restrictions as are applicable to the allocation and crediting of Employer Profit-Sharing Contributions under Section 5.12.

            (b) Any forfeitures in the Non-Elective Accounts resulting from the Employer Matching Contribution shall be used to reduce the Employer's contribution and shall not be allocated among the Participant's Accounts.

      5.6 For any Top Heavy Plan Year, the total of the Employer's contribution and, if otherwise permitted herein, forfeitures allocated to the Participant's Account of each Non-Key Employee shall not be less than the lesser of (i) three (3%) percent of such Non-Key Employee's compensation (as defined below), or (ii) in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code Section 401(a)(4) or Code Section 410, the largest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000 (or $150,000, as adjusted by the Internal Revenue Service, for Plan Years beginning after 1993) of the Key Employee's Code Section 415 Compensation (including any amounts contributed as a result of a salary reduction agreement under a Code Section 401(k) plan), allocated on behalf of any Key Employee for that year. Neither Elective Deferrals nor Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum Top Heavy Plan minimum allocation requirements; provided, however, that any Employer Matching Contributions not necessary to satisfy the non-discrimination requirements of Code Sections 401(k) and 401(m) may be taken into account for purposes of satisfying the Top Heavy Plan minimum allocation requirements. For any Plan Year when (i) the Plan is a Top Heavy Plan but not a Super Top Heavy Plan and (ii) a Key Employee is a Participant in both this Plan and a defined benefit plan included in a Required Aggregation Group which is top heavy, the extra minimum allocation (required by Code Section 416(h) to provide higher limitations) shall be provided for each Non-Key Employee who is a Participant only in this Plan by substituting four (4%) percent for three (3%) percent in the preceding sentence. For purposes of determining the minimum allocation, all Code Section 415 Compensation during the entire Limitation Year shall be taken into account for determining the required minimum allocation for such Non-Key Employee. The minimum allocation is determined without regard to any Employer Social Security contribution or the Non-Key Employee's level of Compensation. This Section shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided that minimum allocation or benefit requirements applicable to a Top Heavy Plan will be met in the other plan or plans.

      The minimum allocation required (to the extent required to be non-forfeitable under Code Section 416(b)) may not be forfeited under Code Sections 411(a)(3)(B) or 411(a)(3)(D). The minimum allocation required shall be allocated to a Non-Key Employee's Account if the Non-Key Employee is a Participant even though he has not completed a Year of Service and declined to make mandatory contributions to the Plan, if required. Any Participant who is not employed on the last day of the Plan Year shall not receive the minimum Top Heavy Plan benefit allocation for such Plan Year. If the Employer maintains another qualified plan and a Non-Key Employee participates in this Plan and the other plan, then such other plan shall first satisfy the minimum Top Heavy Plan benefits required herein.

      5.7 The fact that an allocation shall be made and credited to the Non-Elective Account of a Participant shall not vest in such Participant any right, title, or interest in and to any assets of the Trust Fund, except at the time or times and upon such terms and conditions as are expressly set forth in this Plan.

      5.8 Any assets contributed by the Employer to the Trust Fund shall be allocated only as set forth herein and, until allocated in accordance with the provisions of this Plan, shall be held in suspense by the Trustee.

      5.9 Notwithstanding any other provision of the Plan or the effect thereof, this Plan and Trust shall comply with the annual additions limitations contained in Code Section 415. The maximum annual additions that may be contributed or allocated by the Employer (including any Affiliated Employer) to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of
(a) the Defined Contribution Dollar Limitation, or (b) twenty-five (25%) percent of the Code Section 415 Compensation paid to the Participant by the Employer for the Limitation Year, or such other limits as may, from time to time, be prescribed by regulations promulgated by the Secretary of the Treasury. The compensation limitation in (b) above shall not apply to (i) any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an annual addition, or
(ii) any amount otherwise treated as an annual addition under Section 415(l)(1) of the Code.

      For purposes of this Section, the Defined Contribution Dollar Limitation means $30,000.

      For purposes of this Section, for any Limitation year "annual additions" shall mean for this Plan (which shall include an Affiliated Employer's plan), the sum of:

            (a) the Participant's share of the Employer contribution;

            (b) the Participant's contributions, if any;

            (c) the Participant's share of forfeitures, if any, added to his Account;

            (d) amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer; and

            (e) amounts derived from contributions paid or accrued after December 31, 1985, in Limitation Years ending after such date, which are attributable to the separate account of a Key Employee, as defined in Code Section 419A(d)(2).

      Solely for purposes of determining the annual additions under this Section, a Participant's contributions shall exclude any rollover amount or rollover contribution and any contributions to a simplified employee pension plan which are excludable from income under Code Section 408(k)(6).

      In the event the Employer has two or more defined contribution plans which allow aggregate contributions to exceed the limits of Code Section 415, as amended, as the result of allocation of forfeitures, a reasonable error in estimating a Participant's annual Compensation, or under other facts and circumstances which the Commissioner of Internal Revenue Service determines justifies the excess, then the defined contribution plan with the latest effective date shall sufficiently reduce contributions and allocations to prevent an excess annual addition.

      For purposes of this Section and the annual additions limitations, compensation used in this Section shall mean all Code Section 415 Compensation paid during the Limitation Year and Employer means the Employer and all Affiliated Employers.

Further, this Section applies to all defined contribution plans (whether or not terminated) of the Employer in the aggregate.

      5.10 In the event that it is determined that the annual additions to a Participant's Account for a Plan Year would be in excess of the limits contained herein as the result of allocation of forfeitures, a reasonable error in estimating a Participant's annual Compensation, a reasonable error in determining the amount of elective deferrals under Code Section 402(g), or under other facts and circumstances which the Commissioner of Internal Revenue Service determines justifies the excess, such annual additions shall be reduced to the extent necessary in the following order:

            (a) Any contributions (including Elective Contributions) made by the Participant during the Plan Year, including the earnings thereon, which are included in such annual additions shall be returned to such Participant to the extent necessary to reduce the annual additions to the limitations contained herein.

            (b) If the Participant has made no contributions, or if such participant's contributions are not sufficient to reduce the annual additions to the limitations contained herein, such Participant's allocable share first of forfeitures, and next of Employer contributions, for such Plan Year, shall be reduced, and the amount of such reduction shall be allocated among the remaining Participants in accordance with the method contained in this Plan for the allocation of Employer contributions and forfeitures, subject to the limitations with respect to annual additions to the Accounts of Participants. This subparagraph (b) shall not be applicable if this Plan provides that forfeitures are used to reduce Employer contributions.

            (c) If, after the allocations in accordance with (b) above of this Section, there are any amounts remaining which cannot be allocated to any Participant for the Limitation Year as a result of the limitations contained herein, such amounts shall be maintained unallocated in a suspended Account under the Trust Fund. If a suspended Account is in existence at any time during a particular Limitation Year, other than the Limitation Year described in the preceding sentence, all amounts in the suspended Account must be allocated and reallocated to participants' Accounts subject to Code Section 415 before any Employer contributions and any Employee contributions which would constitute annual additions may be made to the Plan for that Limitation Year. If forfeitures are used to reduce Employer contributions, then such suspended amounts shall be used to reduce contributions prior to any contributions by the Employer.

            (d) Upon termination of this Plan, any amounts held in a suspended Account because such amounts cannot be allocated to the Participants as a result of the limitations contained herein shall revert to the Employer.

      For purposes of the annual additions limitations used in this Section, compensation used in this Section shall mean all Code Section 415 paid during the Limitation Year.

      5.11 For purposes of allocating Employer contributions and forfeitures, if otherwise permitted herein, only Compensation paid after an Employee has satisfied the initial eligibility requirements of the Plan and has entered the Plan shall be taken into account. Notwithstanding the preceding sentence, all compensation as defined in Code Section 415 during the entire Limitation Year shall be taken into account for determining the required minimum allocation for a Non-Key Employee if the Plan is a Top Heavy Plan.

      5.12 Unless otherwise required in a Top Heavy Plan, except in the event of death, Disability or attainment of Normal Retirement Date during the Plan Year, a Participant shall not receive an allocation or credit of the Employer's Profit-Sharing Contribution unless the Participant is employed with the Employer as of the last day of the Plan Year and is credited with 1,000 Hours of Service during such Plan Year. A Participant who terminates employment during a Plan Year for reasons of death, Disability or after attainment of Normal Retirement Date shall share in an allocation or credit of the Employer's Profit-Sharing

Contribution for that Plan Year if he is credited with one (1) Hour of Service for such Plan Year.

      5.13 A Participant who terminates employment before the next Valuation Date shall not be ineligible to receive an allocation or credit of the Employer Matching Contribution solely because of the Participant's termination of employment prior to such Valuation Date or such Participant failed to have a Year of Service for accrual of benefits.

      5.14 Notwithstanding anything in this Plan and Trust to the contrary, if the Plan and Trust would violate either or both the participation test under Code Section 401(a)(26) or the coverage test under Code Section 410(b) for a particular Plan Year, then the following shall apply in the order designated to the extent necessary to satisfy both the aforesaid participation test and coverage test for such Plan Year:

            (a) First, each Participant who is employed with the Employer on the last day of the Plan Year that did not receive any accrual of benefits for such Plan Year shall nevertheless receive an accrual of benefits. If after complying with this subparagraph (a) the Plan and Trust continues to violate either or both the participation test and coverage test, then subparagraph (b) shall apply for such Plan Year.

            (b) Second, each Participant who is not employed on the last day of the Plan Year and did not receive an accrual of benefits for such Plan Year but was credited with 501 or more Hours of Service during such Plan Year shall receive an accrual of benefits.

In accruing benefits under subparagraphs (a) or (b) above, if the Plan is a Top Heavy Plan for such Plan Year, then the Participant shall only receive the minimum Top Heavy Plan benefit for such Plan Year if the minimum Top Heavy Plan benefit is all that is required for the Plan and Trust to satisfy Code Sections

401(a)(26) and 410(b), otherwise the Participant shall receive a full benefit accrual.

                SECTION 6 - Top Heavy Provision and Administration

      6.1 For any Top Heavy Plan Year, the Plan hereby provides the following:

            (a) special vesting requirements of Code Section 416(b);

            (b) special minimum allocation requirements of Code Section 416(c); and

            (c) special Compensation requirements of Code Section 416(d) for Plan Years beginning before January 1, 1989.

      6.2 A Participant's Aggregate Account as of the Determination Date is the sum of:

            (a) The Participant's Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date. The Account balance and Accrued Benefit of a Participant who is (i) not a Key Employee but who was a Key Employee in a prior year, or (ii) has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date will be disregarded;

            (b) An adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of the date in that first Plan Year;

            (c) Any Plan distributions (including distributions from a terminated plan) made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1984, will be counted;

            (d) Any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance;

            (e) With respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides for rollovers or plan-to-plan transfers, it shall always consider such rollover or plan-to-plan transfer as a distribution for purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account balance; and

            (f) With respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

      6.3 Aggregation Group shall mean either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined:

            (a) In determining a Required Aggregation Group hereunder, each plan of the Employer in which at least one Key Employee participates, or participated at any time during the determination period (regardless of whether the plan has terminated), and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

            In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be consid-ered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

            (b) The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Section 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

            In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

            (c) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

      6.4 In the case of a defined benefit plan, a Participant's Present Value of Accrued Benefit shall be as determined under the provisions of the applicable defined benefit plan. Further, the accrued benefit in such defined benefit plan of any Employee (other than a Key Employee) shall be determined

            (a) under the method which is used for accrual purposes for all Plans of the Employer; or

            (b) if there is no method described in (a), as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

      6.5 Annual Compensation of each Employee taken into account during any Top Heavy Plan Year shall not exceed the sum of One Hundred Fifty Thousand ($150,000) Dollars (subject to an annual cost of living increase as determined by Treasury regulations).

      6.6 If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). If a Participant has not performed services for any Employer maintaining the Plan at any time during the five (5) year period ending on the Determination Date, any Accrued Benefit for such Participant (and the Account of such Participant) shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan.

                         SECTION 7 - Retirement Benefits

      7.1 A Participant may retire from the employ of Employer as of his Normal Retirement Date. If the Participant continues in the employ of the Employer beyond his Normal Retirement Date, he shall for purposes of this Plan and Trust continue to be treated in all respects as an Employee and Participant until his actual retirement. A Participant shall be entitled to early retirement upon attainment of age fifty-nine and one-half (59 1/2) and five (5) Years of Service and if then employed with the Employer, shall be one hundred (100%) percent fully vested in, and have a non-forfeitable right to his Account. A Participant who satisfies the service requirement for early retirement, but who separates from service (with any nonforfeitable right to an Accrued Benefit) before satisfying the age requirement for early retirement, shall be entitled upon satisfaction of such age requirement to receive a benefit equal in value to the vested portion of his Account balance at such early retirement age. After determination of the value of the Participant's Account, the early retirement benefits and normal retirement benefits shall be handled and paid to the Participant in accordance with the Annuity Requirements Section and the Distribution Requirements Section.

                           SECTION 8 - Death Benefits

      8.1 In the event of the death of a Participant while employed with the Employer, the Inactive Participant's Account shall be one hundred (100%) percent fully vested and non-forfeitable. After determination of the value of the Inactive Participant's Account, the Account (including the proceeds of any life insurance on the Participant's life other than key man life insurance) shall be paid to the Inactive Participant's surviving spouse in accordance with the Distribution Requirements Section. If the Inactive Participant has no surviving spouse, or the spouse has consented to the Account being paid to another designated Beneficiary, then the Account shall be paid to such other designated Beneficiary. Such consent shall acknowledge the specific non-spouse Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries. Any consent by the spouse shall be in writing and shall acknowledge the effect of such election. Prior to the death of the Participant, the Participant may revoke such non-spouse Beneficiary designation at any time and cause the death benefit to be payable to the Participant's spouse. Further, if all of the designated non-spouse Beneficiaries predecease the Participant or if the designation of the non-spouse Beneficiary is not legally effective to cause payment of the Account to the non-spouse Beneficiary, then the Participant's spouse shall receive payment of the Account if the spouse survives the Participant. The spouse's consent shall be witnessed by a notary public or Committee member. Any consent by the spouse shall be effective only with respect to such spouse. A former spouse will be treated as the spouse, or surviving spouse, to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

      8.2 Except as provided above, at any time, and from time to time, each Participant or Inactive Participant shall have the unrestricted right to designate a Beneficiary or Beneficiaries to receive his Account, and to revoke any such designation at any time thereafter. Each such designation shall be in writing, filed with the Committee, signed by the Participant or Inactive Participant, and bearing the signature of at least one (1) witness. If no such designation is on file at the death of the Participant, or if the designated Beneficiary or Beneficiaries are not living at the death of the Participant, then the estate of the Participant shall receive the Account.

      8.3 The Committee or the Trustee, or both, may require the execution and delivery of such documents, papers and receipts as may be deemed necessary in order to be assured that the payment of any of said death benefits is properly made and is made to the proper person or party entitled thereto.

                         SECTION 9 - Disability Benefits

      9.1 In the event of termination of employment of a Participant by the Employer by reason of Disability, the Participant's right to his Account shall be one hundred (100%) percent fully vested and non-forfeitable. After determination of the value of the Inactive Participant's Account, the Disability benefit shall be paid to the Inactive Participant in accordance with the Annuity Requirements Section and the Distribution Requirements Section.

              SECTION 10 - Benefits and Vesting Upon Termination of
                           Employment Other Than By Reason of Retirement, Death, or Disability

      10.1 Upon termination of employment (other than by reason of attainment of Normal Retirement Date, early retirement, if applicable, death, or Disability), a Participant shall be entitled to the percentage vesting of his Account resulting from Employer Non-Elective Contributions and any Incentive Plan Accounts transferred from the Stock Purchase - Saving Plan of Carolina Power & Light Company, and if otherwise permitted herein, forfeitures as shown in the following vesting schedule:

                  Credited Years                  Vested
                    of Service                  Percentage
                  --------------                ----------
                    Less than 1                      0%
                        1                           50%
                     2 or more                     100%

      Such vested percentage shall be determined as provided for herein and such amount not vested either under this provision, or because of attainment of Normal Retirement Date (or early retirement, if applicable), death, or Disability, shall be forfeited and shall remain in the Trust Fund subject to all the other provisions of this Plan. A Participant shall be one hundred (100%) percent fully vested and non-forfeitable in his Account as of his Normal Retirement Age if he is then employed with the Employer. Further, a Participant shall be one-hundred (100%) percent fully vested and non-forfeitable in his Elective Account at all times, including any Qualified Non-Elective Contributions and Qualified Matching Contributions.

      10.2 Notwithstanding anything in this Plan and Trust to the contrary, for any Top Heavy Plan Year, a Participant shall be entitled to the percentage vesting of his Account resulting from Employer Non-Elective Contributions (other than Employer Matching

Contributions) and if otherwise permitted herein, forfeitures as shown in the following vesting schedule:

                  Credited Years                  Vested
                    of Service                  Percentage
                  --------------                ----------
                    Less than 2                    None
                          2                         20%
                          3                         40%
                          4                         60%
                     5 or more                     100%

      10.3 For purposes of crediting a Year of Service for vesting, all Years of Service with the Employer shall be taken into account, except as follows:

      (a) For Plan Years beginning after 1984, Years of Service prior to the time an Employee attains age 18.

      Any Employee whose status changes from being excluded from participation in the Plan to an Employee eligible to participate in this Plan, shall receive credit for vesting purposes for all Hours of Service and Years of Service with the Employer, whether covered or non-covered, subject to the provisions of this Section. Any Employee whose status changes from being eligible to participate in this Plan to an Employee excluded from participation shall receive credit for vesting purposes for all Hours of Service and Years of Service with the Employer, whether covered or non-covered, subject to the provisions of this Section.

      10.4 After the employment of a Participant is terminated (other than by reason of attainment of Normal Retirement Date, early retirement, if applicable, death, or Disability), the Committee, or its designee, shall, if applicable, determine and advise the Trustee of the percentage of vesting of the Inactive Participant's Account. After determination of the value of the Inactive Participant's Account, the vested portion of the Inactive Participant's Account shall be paid to him in accordance with the Annuity Requirements Section and Distribution Requirements Section.

      10.5 No amendment to the vesting schedule shall deprive a Participant of his nonforfeitable right to benefits accrued to the date of the amendment, or the date the amendment is effective, if later. Further, if the vesting schedule of the Plan is amended or, if the Plan is deemed amended by an automatic change to or from a Top Heavy Plan vesting schedule, each Participant with at least three (3) Years of Service for vesting purposes (whether or not consecutive and without regard to Years of Service which may be excluded) with the Employer may elect, within a reasonable period after adoption of the amendment or change, to have his nonforfeitable percentage computed under the Plan without regard to such amendment, or change, unless the Participant's nonforfeitable percentage computed under the Plan, as amended, at any time cannot be less than such percentage determined without regard to such amendment. For Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five
(5) Years of Service" for "three (3) Years of Service" where such language appears. The period during which the election may be made commences with the date the amendment is adopted and ends on the later of:

      (a) Sixty (60) days after the amendment is adopted;

      (b) Sixty (60) days after the amendment becomes effective; or

      (c) Sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

      Further, no amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's Accrued Benefit. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an Accrued Benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Employer derived Accrued Benefit will not be less than the percentage computed under the Plan without regard to such amendment.

                        SECTION 11 - Annuity Requirements

11.1 Notwithstanding anything in this Plan and Trust to the contrary, a Participant, his spouse or other Beneficiary shall not receive payment of his Accrued Benefit in any form of a life Annuity, specifically including a joint and survivor Annuity. Further, if an insurance policy is distributed from the Plan and Trust, such policy shall not be a life Annuity or contain any life Annuity conversion option. Nothing in this Plan and Trust shall be construed as allowing for the purchase or distribution of an Annuity.

                     SECTION 12 - Distribution Requirements

12.1 Except as otherwise provided in the Annuity Requirements Section, the requirements of this Distribution Requirements

Section shall apply to any distribution of a Participant's Accrued Benefit. Except as provided below, the Trustee shall commence distribution of the Participant's Accrued Benefit (to the extent vested) as soon as reasonably practical after the Valuation Date coinciding with or next following the Participant's termination of employment or death, whichever occurs first.

      Notwithstanding the preceding, if the vested value of the Inactive Participant's Accrued Benefit (including both Employer and Employee contributions, if applicable) exceeds $3,500 (or at the time of any prior distribution exceeded $3,500) for Plan Years beginning before August 6, 1997, or exceeds $5,000 (or at the time of any prior distribution exceeded $5,000) for Plan Years beginning after August 5, 1997, the Inactive Participant and, if payment in the form of an Annuity is permitted in this Plan under Section 11.1, the Participant's spouse (or the surviving spouse, as the case may be) must consent to any such distribution if the distribution occurs prior to the Inactive Participant's Normal Retirement Age or attainment of age sixty-two (62) if later than Normal Retirement Age. If the distribution occurs after the Participant's Normal Retirement Age, or attainment of age sixty-two (62) if later than Normal Retirement Age, the Accrued Benefit shall be distributed without the Inactive Participant's consent and if applicable, his spouse's consent. Further, if payment in the form of an Annuity is not permitted in this Plan under Section 11.1, then distribution of the Accrued Benefit upon the Participant's death to the Participant's spouse (or other Beneficiary, if applicable) shall not require the spouse's (or other Beneficiary's) consent. Addi-tionally, in the event the date for commencing initial payment of benefits specified above would not occur until after the Participant's Required Beginning Date, then nevertheless distribution shall commence on such Required Beginning Date for such Participant so as to not violate Code Section 401(a)(9).

      Further, if the vested value of the Inactive Participant's Accrued Benefit (including a qualified pre-retirement survivor annuity) is $5,000 or less, the Trustee shall distribute the Accrued Benefit without the Participant's consent.

      If the Inactive Participant (or his spouse if payment in the form of an Annuity is permitted in this Plan under Section 11.1) does not initially consent to the distribution in accordance with Committee procedures, the Inactive Participant's Accrued Benefit shall not again be available for distribution until after the Valuation Date following the earlier of the Inactive Participant's consent, death or Normal Retirement Date.

      If this Plan terminates and this Plan does not provide for payment of benefits in the form of an Annuity under Section 11.1, then the Participant's Accrued Benefit may be distributed without the Participant's consent if the Employer (or any entity within the same controlled group as the Employer) does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)). If another defined contribution plan is so maintained, the Participant's Accrued Benefit may be transferred without the Participant's consent to such other plan if the Participant does not consent to the immediate distribution from this Plan. If this Plan does provide for payment of benefits in the form of an Annuity under
Section 11.1 and the Plan terminates, then the Plan shall pur-chase and distribute deferred Annuities as required in the Annuity Requirements Section unless the Participant and his spouse (if applicable) properly elect another form of payment as provided above.

      In all events distribution to a Participant shall commence on or before the Participant's Required Beginning Date. "Required Beginning Date" shall mean the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or terminates employment, except that benefit distributions to a Five Percent Owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 years.

      A Participant is treated as a Five Percent Owner for purposes of this
Section if such Participant is a Five Percent Owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2 or any subsequent Plan Year.

      Once distributions have begun to a Five Percent Owner under this Section, they must continue to be distributed, even if the Participant ceases to be a Five Percent Owner in a subsequent year.

      12.2 Subject to the Annuity Requirements Section the Voluntary Participant Contributions Section, the Hardship Distributions Section and the Withdrawal Section, and notwithstanding anything in this Distribution Requirements Section to the contrary, a Participant's Accrued Benefit may only be distributed in the form of a single lump sum payment.

      All distributions under this Distribution Requirements Section shall comply with the requirements of Code Section

401(a)(9) and the regulations thereunder including the minimum incidental benefit requirement of Regulation 1.401(a)(9)-2.

      12.3 Subject to the Annuity Requirements Section, upon the death of the Participant, if the Participant dies before distribution of his Accrued Benefit commences, the Participant's entire Accrued Benefit will be distributed in a single lump-sum payment as soon as reasonably practical after the Valuation Date coinciding with or next following the Participant's date of death and in no event later than the December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant.

      12.4 Distribution of the Accrued Benefit to a Participant who is a Five (5%) Percent Owner must commence no later than the Required Beginning Date. Except as otherwise provided in the preceding sentence or unless specifically permitted in this Plan, no distribution of an Employee's Accrued Benefit derived from Employer contributions shall be made while the Employee is employed with the Employer. Further, unless the Participant elects otherwise, payment of Accrued Benefits must begin not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occur: (a) the Participant attains age 65 (or Normal Retirement Age, if earlier), (b) the occurrence of the tenth anniversary of the year in which the Participant commences participation in the Plan, or (c) the Participant terminates his service with the Employer.

      12.5 For Plan Years beginning after 1984, a Participant shall not incur a forfeiture until he has five (5) consecutive One-Year Breaks in Service. Notwithstanding the preceding sentence or anything in this Plan to the contrary, a Participant who terminates employment with the Employer pursuant to this Section and receives (or is deemed to receive) a distribution of his Account prior to incurring five
(5) consecutive One-Year Breaks in Service for Plan Years beginning after 1984, shall forfeit amounts that are not nonforfeitable immediately subsequent to such distribution. However, if the Participant returns to the employment of the Employer before five (5) consecutive One-Year Breaks in Service for Plan Years beginning after 1984, any amounts so forfeited shall be reinstated to the Participant's Account within a reasonable time after repayment by the Participant of the amount of the distribution. Such repayment must be made

      (a) in the case of a payment on account of separation from service before the earlier of

              (i) five (5) years after the first date on which the Participant is subsequently re-employed by the Employer, or

              (ii) the close of the first period of five (5) consecutive One-Year Breaks in Service commencing after the withdrawal; or

      (b) in the case of any other withdrawal, within five (5) years after the date of withdrawal.

For purposes of this Section, if the value of an Employee's vested Account balance is zero, the Employee shall be deemed to have received a distribution of such vested Account balance. If an Employee is deemed to receive a distribution pursuant to the preceding sentence and the Employee resumes employment covered under this Plan before the date the Participant incurs five (5) consecutive One-Year Breaks in Service, upon the re-employment of such Employee, the Employer-derived Account balance of the Employee will be restored to the amount on the date of such deemed distribution. A Participant's vested Account balance shall not include accumulated deductible Employee contributions within the meaning of Code
Section 72(o)(5)(B) for Plan Years beginning prior to January 1, 1989.

      Notwithstanding anything in this Plan and Trust to the contrary, to reinstate the Participant's Account, the Trustee, to the extent necessary, shall allocate to the Participant's Account

      (a) first, the amount, if any, of Participant forfeitures for the Plan Year which would otherwise be allocated under the Allocation of Contributions and Forfeiture Section; and

      (b) second, the Employer contribution for the Plan Year to the extent made under a discretionary formula.

      12.6 In the event of a qualified domestic relations order (as defined in Code Section 414(p)), distribution shall be made to the alternate payee pursuant to the order at any time, irrespective of whether the Participant has attained his earliest retirement age under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if

      (a) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution, and

      (b) if the present value of the alternate payee's benefits under the Plan exceeds $5,000, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this Section regarding earlier payment under a qualified domestic relations order shall be construed or deemed to permit a Participant a right to receive distribution at a time otherwise not permitted under this Plan nor does it permit the alternate payee to receive a form of payment not permitted under the Plan.

      12.7 This Section 12.7 applies to distributions made on or after January 1, 1993. Notwithstanding any provision in this Plan and Trust to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

      When used in this Section 12.7, the following terms shall have the indicated meanings:

      (a) "Eligible rollover distribution" shall mean any distribution of all or any portion of the Accrued Benefit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities or Affiliated Employer Stock).

      (b) "Eligible retirement plan" shall mean an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

      (c) "Distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p) are distributees with regard to the interest of the spouse or former spouse.

      (d) "Direct rollover" shall mean a payment by the Plan to the eligible retirement plan specified by the distributee.

                    SECTION 13 - Valuation Upon Distribution

      13.1 Upon the Participant's termination of employment, the value of the amount credited to the Participant's Account for payment purposes (if payment is otherwise to commence) shall be determined as of the Valuation Date coinciding with or next following the date such termination of employment occurs; but in no event shall such Valuation Date be later than the Required Beginning Date. If payment prior to the Required Beginning Date is not to commence following the aforesaid Valuation Date, then the amount credited to the Participant's Account shall be determined as of the Valuation Date coinciding with or immediately preceding the date payment is otherwise to commence. The Account shall include the proceeds of any life insurance policy received as a result of the Participant's death (other than a key man Employee policy). In the event the Valuation Date specified above would not occur until after the Participant's Required Beginning Date, then a reasonable estimate of the value shall be used until a final value can be determined so that payment in all events shall commence prior to such Required Beginning Date. Except for a Participant's self-directed investment Account, no earnings or losses of the Trust shall be applied to the Participant's Account after the value of the Account is determined as provided above for purposes of paying the Account to the Participant unless the Account is paid in installment payments over more than one (1) Plan Year (if installment payments are otherwise specifically permitted herein). The value of a Participant's self-directed investment Account shall be its value as of the time it is either transferred in kind or liquidated to provide for payment of benefits.

      13.2 Where the Trustee is directed by the Inactive Participant to defer payment of the vested portion of the Inactive Participant's Account for any period, or where the vested portion of the Account is to be paid in installments, (if installment payments are otherwise specifically permitted herein), the Inactive Participant (or his Beneficiary in the event of his death) shall continue to direct the investment of his Account as provided for in the Investment Direction By Participant Section.

              SECTION 14 - Trustee

      14.1 The Trustee hereby accepts the Trust created hereunder and agrees to carry out its duties and responsibilities hereunder. The Trustee shall serve at the pleasure of the Employer, or upon such length of term or terms as may be determined by the Employer. Whenever more than one Trustee serves hereunder, the decision of a majority of the Trustees shall control. Unless all of the Trustees otherwise agree in writing, any documents, including checks, shall be valid if signed by a majority of the Trustees, or such person or persons designated in writing by the Trustees. The Trustee shall maintain a separate Account for each Participant to which will be credited the Employer contributions and earnings thereon.

      14.2 Except as specifically provided for, all contributions voluntarily paid by or in behalf of the Employer to the Trustee from time to time, and all contributions voluntarily paid by Participants, and all income and enhancement shall constitute and be held and administered by the Trustee as a single Trust Fund; provided, however, that the Trustee may maintain separate trusts and separate subtrusts subject to the provisions contained herein.

      14.3 The Committee, or its designee, shall allocate to each Participant his share of the Employer contributions and if otherwise permitted herein, forfeitures in accordance with the provisions of this Plan and Trust agreement, based upon the information furnished by the Employer. The Trustee and the Committee may agree in writing that the Trustee, and not the Committee, shall be responsible for making such allocations.

      14.4 Except as provided in the Investment Direction By Participant Section, the Trustee shall invest and reinvest the Trust Fund and keep it invested, without distinction between principal and income, and without restriction to properties and securities authorized for investment by trustees under any present or future law, in any and all common stocks, preferred stocks, bonds, notes, debentures, mortgages, equipment trust certificates, options and in such other property, real or personal, investments and securities of any kind, class, or character, (specifically including any kind or class of savings accounts, statement account, certificates of deposit, or any other types of deposits of the Employer if the Employer is a bank or savings and loan association) as the Trustee may deem advisable and suitable, including, but not limited to, qualifying Employer securities, qualifying Employer real property, Affiliated Employer Stock, partnership interests and stock or securities in other companies, any common trust fund, or funds maintained by the Trustee, insurance policies on the lives of key Employees of the Employer payable on death to the Trust as beneficiary, and if the Employer permits, insurance policies on the lives of Participants. After giving consideration to diversifying the investment of assets, the Trustee shall not acquire or hold any qualifying Employer securities or qualifying Employer real property if immediately after such acquisition the aggregate fair market value of the Employer securities or Employer real property exceeds one hundred (100%) percent of the fair market value of the Plan assets. The Trustee, in its discretion, may keep such portion of the Trust Fund in cash or cash balances as the Trustee from time to time may deem to be in the best interests of the Plan and Trust. The Trustee is authorized to invest in any type of deposit of the Trustee provided the Trustee is a bank or savings and loan association and the deposit earns a reasonable rate of interest. The Trustee shall apply for and be the owner of the insurance policies. The proceeds of the insurance policies shall be payable to the Trustee to provide the benefits required in this Plan. In the case of any conflict between the terms of this Plan and an insurance policy, then the Plan's provisions shall control. The Trustee shall, in its discretion, either convert the entire value of any life insurance contract at or before a Participant's retirement into cash, or distribute the life insurance contract to the Participant at retirement. In no event shall any life insurance be continued for the benefit of a Participant after his retirement.

      Notwithstanding anything in this Plan and Trust to the contrary, the Employer specifically authorizes the Trustee to invest all or any portion of the assets comprising the Trust Fund in any group trust fund which at the time of the investment provides for the pooling of the assets of plans qualified under Code Section 401(a). This authorization applies solely to a group trust fund exempt from taxation under Code Section 501(a) and the trust agreement of which satisfies the requirements of

Internal Revenue Service Revenue Ruling 81-100. The provisions of the group trust fund agreement (if applicable), as amended from time to time, are by this reference incorporated within this Plan and Trust. The provisions of the group trust fund shall govern any investment of Plan assets in that fund. The Employer shall specify in a resolution of its governing body the group trust funds to which this authorization applies.

      Furthermore, the Trustee, for collective investment purposes, may combine into one (1) trust fund the Trust created under this Plan with the trust created under any other qualified retirement plan the Employer maintains. However, the Trustee shall maintain separate records of account for the assets of each Trust in order to reflect properly each Participant's Accrued Benefit under the plan(s) in which he is a Participant.

      If payment of benefits in the form of an Annuity is otherwise permitted in this Plan and Trust, any Annuity or insurance contract distributed hereunder shall comply with the requirements set forth in the Code Section 401(a)(11), Code Section 417 and the Annuity Requirements Section.

      14.5 If the Employer consents to the purchase of life insurance policies used to provide incidental life insurance for Plan Participants, then the following limitations shall apply.

      (a) If ordinary life insurance contracts are purchased, then less than fifty (50%) percent of the aggregate Employer contributions allocated to any Participant will be used to pay the premiums attributable to them. Ordinary life insurance contracts for these purposes are contracts with both nondecreasing death benefits and nonincreasing premiums.

      (b) No more than twenty-five (25%) percent of the aggregate Employer contributions allocated to any Participant will be used to pay the premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life contracts.

      (c) The sum of fifty (50%) percent of the ordinary life insurance premiums and all other life insurance premiums will not exceed twenty-five (25%) percent of the aggregate Employer contributions allocated to any Participant.

      Premiums on each policy, after taking credit for any policy dividends, shall be deemed paid from each Participant's Account, and shall be debited for purposes of allocations under this Plan first to such Participant's voluntary contribution Account, if any, and then to his other Account. Any life insurance on the life of a Participant shall not violate the incidental benefits rule as required under Treasury Department Regulations.

      14.6 In addition to the powers conferred by common law or by statute, the Trustee is authorized and empowered:

      (a) To sell, exchange, convey, transfer, or otherwise dispose of any property held by it, by private contract or at public auction, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition;

      (b) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights, or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and, generally, to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property held in the Trust Fund;

      (c) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

      (d) To register any investment held in the Trust Fund in its own name or in the name of a nominee and to hold any investment in bearer form, but the books and rec-ords of the Trustee shall at all times show that all such investments are part of the Trust Fund;

      (e) To manage, administer, operate, lease for any number of years, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, partition, build entire new structures on, abandon, foreclose, or otherwise deal with any real property or interest therein at any time held by it, including specifically, qualifying Employer real property, using other Trust assets for any of such purposes if deemed advisable;

      (f) To employ suitable agents and counsel and to pay their reasonable expenses and compensation;

      (g) To borrow or raise monies for the purposes of the Trust and for any sum so borrowed to issue its promissory note as Trustee and to secure the repayment thereof by pledging all or any part of the Trust Fund, but nothing herein contained shall obligate the Trustee to render itself liable individually for the amount of any such borrowing; and no person loaning money to the Trustee shall be bound to see to the application of the money loaned or to inquire into the validity, expediency, or propriety of any such borrowing; and any borrowing against life insurance policies shall be done on a pro rata basis so as to avoid discrimination; and

      (h) To acquire real estate by purchase, exchange, or as the result of any foreclosure, liquidation, or other salvage of any investment previously made hereunder; to hold such real estate in such manner and upon such terms as the Trustee may deem advisable; and to manage, operate, repair, improve, partition, mortgage, build entire new structures on, or lease for any term of years any such real estate or any other real estate constituting a part of the Trust Fund, upon such terms and conditions as the Trustee deems proper, using other Trust assets for any of such purposes if deemed advisable.

      14.7 Notwithstanding the broad powers granted to the Trustee, the Trustee and Committee are prohibited from engaging in certain transactions with a party-in-interest. Such transactions include engaging in (a) selling, exchanging, or leasing property between the Plan and Trust and a party-in-interest, except qualifying Employer securities, Affiliated Employer Stock, or Employer real property; (b) lending or extending credit between the Plan and Trust and a party-in-interest; (c) furnishing goods, services or facilities between the Plan and Trust and a party-in-interest; (d) transferring Plan and Trust assets to a party-in-interest; (e) dealing with the income or assets of the Plan and Trust for their own benefit; (f) receiving any consideration for their own benefit from any party dealing with the Plan and Trust in connection with a transaction involving Plan and Trust assets; or (g) acting in any transaction (in any capacity) involving a Plan on behalf of a party whose interests are adverse to the interests of the Plan and Trust, its Participants or Beneficiaries.

      14.8 The term "party in interest" means:

      (a) any fiduciary (including, but not limited to, any administrator, officer, Trustee, or custodian), counsel, or employee of the Plan;

      (b)     a person providing services to the Plan;

      (c)     an Employer any of whose Employees are covered by the Plan;

      (d) an Employee organization any of whose members are covered by the Plan;

      (e)     an owner, direct or indirect, of fifty (50%) percent or more of--

              (i) the combined voting power of all classes of stock entitled to vote or the total value of shares of all classes of stock of a corporation; or

              (ii)  the capital interest or profits interest of a partnership;
                    or

              (iii) the beneficial interest of a trust or unincorporated enterprise which is an Employer or an Employee organization described in subparagraphs (c) or (d).

      (f) a relative as defined herein of any individual described in subparagraphs (a), (b), (c) or (e);

      (g) a corporation, partnership, trust or estate of which (or in which) fifty (50%) percent or more of--

              (i) the combined voting power of all classes of stock entitled to vote, or the total value of shares of all classes of stock of such corporation; or

              (ii) the capital interest or profits interest of such partnership; or

              (iii) the beneficial interest of such trust or estate, is owned, directly or indirectly, or held by persons described in subparagraphs (a), (b), (c), (d) or (e);

      (h) an officer, director (or an individual having powers or responsibilities similar to those of officers or directors), or a ten (10%) percent or more shareholder, or a highly compensated employee (earning ten (10%) percent or more of the yearly wages of an employer) of a person described in subparagraphs (b), (c), (d),
              (e) or (g); or

      (i) a ten (10%) percent or more (directly or indirectly in capital or profits) partner or joint venturer of a person described in subparagraphs (b), (c), (d), (e), or (g).

The term "relative" means a spouse, ancestor, lineal descendant, or spouse of a lineal descendant.

      14.9 The Trustee shall keep accurate and detailed records of its administration of the Trust Fund, which records shall be open to inspection at all reasonable times by any person designated in writing by the Committee or the Employer. Within ninety (90) days following the close of each Plan Year (and at such other times as the Trustee shall determine in its sole discretion), the Trustee shall value the Trust Fund (exclusive of Employer's contributions and forfeitures for such Plan Year and segregated Accounts) as of the last day of such Plan Year, at the current fair market value of the respective assets, but life insurance policies shall be shown at their carrying value on the books of the Trustee. As soon as practicable after making such valuation, but not more than fifteen (15) days thereafter, the Trustee shall file with the Committee a written report setting forth the valuation made and, in addition, setting forth all investments made, together with disbursements and receipts and other transactions effected by it during such Plan Year, and securities and investments held at the end of such Plan Year, and the cost of each item as carried on the books of the Trustee.

      14.10 Except as provided in the Investment Direction By Participant Section, any earnings, gains, profits or losses of the Trust Fund since the immediately preceding Valuation Date shall be credited or debited to the Account of a Participant (or Inactive Participant as the case may be) as of a particular Valuation Date in the proportion that such Account of such Participant on such Valuation Date, exclusive of the Employer's contribution, any forfeitures, if otherwise permitted herein, and any Employee voluntary contributions, if otherwise permitted herein, since such immediately preceding Valuation Date, bears to the total of all such Accounts. Any dividends or credits earned on insurance contracts (other than a key man Employee policy) will be allocated to the Participant's Account derived from Employer contributions for whose benefit the contract is held.

      14.11 If a corporate Trustee (other than the Employer) serves hereunder, then the corporate Trustee shall be paid for its service rendered hereunder compensation and other charges as agreed by the Employer and the Trustee, but if no agreement is in effect then as stipulated in its regularly adopted schedules of compensation in effect and applicable at the time of performance of such services, together with all reasonable expenses incurred by the Trustee in and about the execution of its duties hereunder, including counsel fees and disbursements. Except as provided below, if a non-corporate Trustee serves hereunder, then the non-corporate Trustee shall be entitled to such reasonable compensation for services rendered by it as may from time to time be agreed upon between the Employer and the non-corporate Trustee, together with all reasonable expenses incurred by the non-corporate Trustee in and about the execution of its duties hereunder, including counsel fees and disbursements. Unless the Employer agrees to pay the Trustee for services rendered, such compensation and expenses shall be charged against and paid out of the Trust Fund and any segregated (or self-directed) Accounts in an equitable manner among the Participants' Accounts. If the Employer advises the Trustee in writing of its determination to make no further contributions to the Trust Fund, and the Employer decides not to continue payment of the Trustee compensation and expenses, such compensation and expenses of the Trustee shall be charged against and paid out of the Trust Fund and any segregated (or self-directed) Accounts in an equitable manner among the Participants Accounts, and a lien for the payment thereof shall be impressed upon any cash, securities or other property held by the Trustee hereunder the same to be charged in an equitable manner against the credit of each Participant. Notwithstanding anything herein to the contrary, no compensation shall be paid to a fully paid Employee of the Employer or, if a corporation, to a member of its Board of Directors, for serving as a fiduciary, but such person may be reimbursed for expenses reasonably incurred.

      14.12 The Trustee may consult with counsel, who may be counsel for the Employer, in respect of any of its duties or obligations hereunder, and the Trustee shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel.

      14.13 Any determination or action of the Employer pursuant to the provisions of this Agreement shall be evidenced in writing duly executed by the Employer and delivered to the Trustee. All authorizations, directions, instructions, notices, or information given by the Committee to the Trustee shall be in writing and signed in the name of the members of the Committee or by such member or representative of the Committee as a majority of it shall specify in writing. If the Trustee acts in accordance with authorizations, directions, instructions, notices, or information given to it by the Employer or the Committee, the Trustee shall be indemnified and held harmless by the Employer, except for its own gross negligence or willful misconduct.

      14.14 If neither the Employer nor the Committee gives authorizations, directions, instructions, notices, or information to the Trustee, the Trustee may act without such authorizations, directions, instructions, notices, or information as it, in its sole discretion, deems advisable and appropriate in the circumstances for the carrying out of the provisions of this Agreement.

      14.15 The Trustee shall not be responsible for the adequacy of the Trust Fund to meet and discharge any and all payments and liabilities under the Plan. All persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee to act, and from responsibility for the application of any monies, securities or other property paid or delivered to the Trustee. The Trustee shall not be obligated to pay interest on uninvested cash balances.

      14.16 The Trustee shall not be required to determine, or to make any investigation to determine, the identity or mailing address of any person entitled to benefits under this Agreement, and shall have discharged its obligation in that respect when it shall have sent checks or other papers by ordinary mail to such persons and addresses as may be furnished to it by the Committee.

      14.17 The Trustee may be removed by the Employer at any time by the delivery to the Trustee of a written notice duly executed by the Employer to that effect and specifying the date of removal. The Trustee may resign as Trustee hereunder upon written notice to that effect, delivered to the Employer. Any such resignation shall become effective sixty (60) days from the date of the delivery of such written notice, unless an earlier date is agreed upon by the Employer and the Trustee. In the event of such removal or resignation (or in the event the office of Trustee becomes vacant for any reason), a successor Trustee or Trustees shall be appointed by the Employer and such successor Trustee or Trustees, upon accepting such appointment by an instrument in writing delivered to the Employer, shall become vested with all the duties, immunities, powers, privileges and rights as Trustee hereunder as if it originally had been designated Trustee in this Agreement. No successor Trustee shall be liable or responsible in any way for any acts or defaults of any predecessor Trustee, but such successor Trustee shall be liable only for its own acts and defaults with respect to property actually received by it as such Trustee. The successor Trustee may accept the accounting rendered and the assets and property delivered to it by the predecessor Trustee and shall incur no liability or responsibility to any Participant or Beneficiary under this Plan and Trust by reason of relying thereon. The Employer may designate as many Trustees to serve hereunder as it shall from time to time determine. Upon such appointment and acceptance, the replaced Trustee shall assign, endorse, convey, deliver and transfer to the successor Trustee all of the funds, securities and other property then held by it under this Trust Agreement and such records as may reasonably be required in order that the successor Trustee may properly administer the Trust hereunder. In the event of such removal or resignation of any Trustee hereunder, within sixty (60) days from the date of such removal or resignation such Trustee shall file with the Employer and with the Committee a statement and report of its Accounts and proceedings covering the period since the date of its last annual statement and report to the date of such removal or resignation. The Employer shall decide from time to time the number of Trustees which shall in no event be less than one (1).

      14.18 In the event and to the extent not insured against by any insurance company pursuant to provisions of any applicable insurance policy, the Employer shall indemnify and hold harmless any Trustees who are natural persons, their assistants and representatives, from any and all claims, demands, suits, losses, damages, and any other liability arising from their responsibilities in connection with this Plan or Trust, unless the same is determined to be due to gross negligence or willful misconduct.

      14.19 In the event an individual is sole Trustee of this Trust while a beneficiary of this Trust, then the Employer shall appoint a Co-Trustee to serve with the individual Trustee immediately before the individual Trustee becomes the sole beneficiary of the Trust if a merger would occur under state law.

      14.20 Unless the Employer agrees to pay Plan and Trust fees and expenses such as custodial fees, administration fees and investment fees, such fees and expenses not so paid shall be charged against and paid out of the Trust Fund and any segregated

(or self-directed) Accounts in an equitable manner among the Participants.

                 SECTION 15 - Amendment and Termination of Plan

15.1 The Board of Directors of the Employer, or any committee authorized by the Board of Directors of the Employer, may amend this Plan and Trust at any time and from time to time. However, it is the intention of the Employer and Trustee that this Plan and Trust shall always be a retirement plan and trust qualified under Code Section 401, et. seq. and this Plan and Trust shall be interpreted and administered accordingly. Except to the extent permitted in Code
Section 412(c)(8), no amendment shall decrease a Participant's Accrued Benefit or otherwise violate Code Section 411(d)(6). For purposes of the preceding sentence, a Plan amendment which has the effect of (a) eliminating or reducing a subsidy or an early retirement benefit, if applicable, (as defined in Treasury Regulations), or (b) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing Accrued Benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. Treasury Regulations may provide that this Section shall not apply to a Plan amendment described in (b) above (other than a Plan amendment having an effect described in (a) above).

      Any amendment shall be in writing and shall be executed by a person or entity duly authorized to execute the amendment. The amendment may, but need not be, witnessed. The Trustee and the Plan Administrator shall be given a copy of the amendment.

      15.2 No change may be made in the Plan and Trust which shall vest in the Employer, directly or indirectly, any control, interest, or ownership in any of the present or subsequent assets or funds of the Trust, or in any of the present or subsequent assets or funds set aside for Participants pursuant to this Plan and Trust.

      15.3 No part of the Trust Fund shall, by reason of any amendment, be used for or directed to purposes other than for the exclusive benefit of Participants and their Beneficiaries or for administration expenses of the Plan. The corpus or income of the Trust may not be diverted to or used for other than the exclusive benefit of the Participants and their Beneficiaries.

      15.4 It is the present intention of the Employer to continue this Plan indefinitely; however, the Board of Directors of the Employer, or any committee or person duly authorized by the Employer, may partially or completely terminate this Plan, or completely discontinue contributions hereunder, in which events the Accrued Benefit of all affected Participants in the Trust Fund shall vest immediately and fully, without forfeiture. Any complete termination of this Plan shall be in writing. Notice of the complete termination shall be given to each Participant. In the event the Plan is terminated, the Accrued Benefit of all Participants shall be distributed to them. In the event contributions are completely discontinued, the Accrued Benefit of all Participants may be distributed to them, or the Plan may continue to operate for the benefit of the Participants pursuant to its terms without further contributions, in which case the Accrued Benefits shall be paid upon attainment of Normal Retirement Date (or early retirement, if applicable), death,

Disability, or other termination of employment as provided in the Plan. Complete discontinuance of contributions or termination of the Plan by an Employer, including a partial termination, shall be considered a complete discontinuance of contributions or termination of the Plan only with respect to that particular Employer. Suspension of contributions on a temporary basis for reasons of business deemed adequate by the Employer shall not be considered a complete discontinuance of contributions or a termination of the Plan.

      15.5 In any event, the liabilities of the Employer to make contributions under the Plan shall automatically terminate upon dissolution of the Employer, upon its adjudication as a bankrupt, upon its making a general assignment for the benefit of creditors, or upon its merger or consolidation with any other entity unless the Employer's liabilities to make further contributions under the Plan are assumed by such other entity.

      15.6 In the event of termination of the Employer's liabilities to make further contributions under this Plan, such liabilities may be assumed by any other entity which employs a substantial number of the Participants of the Plan. Such assumption of liabilities shall be expressed in an agreement between such other entity and the Employer.

      15.7 In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other retirement plan of the Employer, its affiliate, or of any Employer, each Participant in the Plan will (as if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (as if the Plan had then terminated).

              SECTION 16 - Limitation on Benefits and Contributions

      16.1 If an Employee is a Participant in one or more defined benefit plans and one or more defined contribution plans (whether or not terminated) maintained by the Employer or an Affiliated Employer, the sum of his defined benefit plan fraction and his defined contribution plan fraction shall not exceed 1.0 for any year. If the sum of the defined benefit plan fraction in the Employer's defined benefit plan and the defined contribution plan fraction in the Employer's defined contribution plan shall exceed 1.0 in any year of any Participant in this Plan, the Employer shall adjust the numerator of the defined contribution plan fraction so that the sum of the defined benefit plan fraction and the defined contribution plan fraction shall not be in excess of 1.0 in any year for such Participant in the order set forth in Section 5.10.

      For the purpose of this Section, the term defined benefit plan fraction for any year shall mean a fraction the numerator of which is the projected annual benefits payable to a Participant under all such defined benefit plans as of the close of the current year and the denominator of which is the lesser of:

      (a) the product of 1.25 multiplied by $90,000, (or such other dollar limitation in effect under Code Section 415(b)(1)(A) for such year), or

      (b) the product of 1.4 multiplied by the average Compensation of the Participant.

      Notwithstanding the above, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

      The term defined contribution plan fraction for any year shall mean a fraction the numerator of which is the aggregate amount of annual additions under all such defined contribution plans made to a Participant's Account balances as of the close of the current year and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior Year of Service with the Employer:

      (a) the product of 1.25 multiplied by $30,000, (or such other dollar limitation in effect under Code Section 415(c)(1)(A) for such year, without regard to Code Section 415(c)(6)), or

      (b) the product of 1.4 multiplied by twenty-five (25%) percent of the Compensation of the Participant.

      If the Employee was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

      The annual addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as annual additions.

      For any Plan Year this Plan is a Top Heavy Plan or a Super Top Heavy Plan, then 1.0 shall be substituted for 1.25 in both subparagraphs (a) of this Section. However, 1.25 will continue to be used for any Plan Year that this Plan is a Top Heavy Plan (but not a Super Top Heavy Plan) provided the minimum allocation requirements of Code Section 416(c) are increased pursuant to Code
Section 416(h)(2)(A)(ii). Further, if the special minimum allocation of 7 1/2% is provided for in Section 5.6, then 1.25 will continue to be used for any Plan Year that this Plan is a Top Heavy Plan (but not a Super Top Heavy Plan). If this Plan and a pre-Tax Equity and Fiscal Responsibility Act (TEFRA) defined benefit plan are aggregated, a permanent adjustment will be made to the numerator of the defined contribution fraction to insure that the sum of the defined contribution fraction and defined benefit fraction does not exceed 1.0 as of the effective date of TEFRA. Annual additions in the numerator of the defined contribution plan fraction shall not exceed annual additions in the denominator of the defined contribution plan fraction in any year beginning prior to January 1, 1976.

                    SECTION 17 - Rollovers and Other Transfers

      17.1 Any Employee may file a written petition with the Committee requesting that the Trustee accept a rollover contribution from such Employee or a direct transfer from another qualified plan or individual retirement account. The Trustee may accept transfers from an Affiliated Employer plan. The Committee, in its sole discretion, shall determine whether or not such Employee shall be permitted to make a rollover contribution or direct transfer to the Trust Fund. The Committee may require that the Employee be 100% vested in any funds transferred from an Affiliated Employer plan. Any written petition shall set forth the amount of the rollover amount, the nature of the property in the rollover amount, and a statement, satisfactory to the Committee, that such contribution constitutes a rollover amount as defined in this Section. The Trustee shall hold any such contribution in a segregated Account for the Employee making such contribution. The Employee shall at all times be one hundred (100%) percent vested in his rollover contribution and any earnings credited thereon; provided however that an Employee transferring from an Affiliated Employer plan shall not be automatically one hundred (100%) percent vested and shall be accounted for by source of funds. For transfers from an Affiliated Employer Plan vesting shall be determined as provided for in Section
10. Unless the Employee is permitted to self-direct the investment of the rollover amount, the Trustee may invest and reinvest the rollover amount with the general Trust Fund, in which case it shall share on a pro-rata basis in any earnings, gains, profits, or losses, or the Trustee may separately invest such rollover amount in a bank or savings and loan association, in United States Treasury Bills or Bonds, or other fixed income securities, or any combination thereof, as the Trustee shall decide, in which case it shall not share in any earnings, gains, profits, or losses of the Trust Fund. The Committee shall instruct the Trustee whether the rollover amount is to be invested as part of the general Trust Fund. Any rollover or transfer shall meet the requirements of Code Sections 402(a)(5)(E) and 411(d)(6).

      17.2 The term rollover amount shall mean any rollover amount or rollover contribution defined in (a) Code Section 402(a)(5) or Code Section 403(a)(4) relating to certain lump sum distributions from a Trust or annuity described in Code Section 401(a) or Code Section 403(a); or (b) Code Section 408(d)(3) relating to certain distributions from an Individual Retirement Account or an Individual Retirement Annuity; or (c) Code Section 409(b)(3)(C) relating to certain distributions from a retirement bond.

      17.3 The Trustee may, with the approval of the Committee, receive and hold as a part of the Trust Fund assets transferred directly from the Trustee or custodian of any other retirement plan which is qualified under Code Section 401, as amended or superseded, as evidenced by a current favorable determination letter issued by the Commissioner of Internal Revenue or his proper delegate, provided such transfer meets the requirements of Code Section 411(d)(6).

      17.4 Notwithstanding anything herein to the contrary, unless the distribution of payments in the form of an Annuity are allowed pursuant to the Annuity Requirements Section or the transfer does not cause a reduction or elimination of any Code Section 411(d)(6) protected benefit, this Plan shall not accept any direct or indirect transfers from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus plan, profit-sharing plan, 401(k) plan or any other qualified plan which would otherwise have provided for a life annuity form of payment to the Participant. In order for a transfer not to reduce or eliminate a Code Section 411(d)(6) protected benefit, the elective transfer provisions under Regulation 1.411(d)-4 must be complied with.

      17.5 Any amount transferred or rolled over by an Employee to the Plan under this Rollovers and Other Transfers Section shall be used to provide additional benefits to such Employee at the time benefits are otherwise payable under this Plan; provided, however, that such transferred or rollover amount shall be an asset of the entire Trust.

                      SECTION 18 - Miscellaneous Provisions

      18.1 The adoption and maintenance of this Plan shall not be deemed to constitute a contract, express or implied, between the Employer and any Employee or to be a consideration for, or inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee at any time, nor shall it give the Employer the right to require the Employee to remain in its employ.

      18.2 All benefits payable under this Plan shall be paid or provided for solely from the Trust Fund. Neither the Employer nor the Trustee assumes any liability or responsibility therefor.

      18.3 Headings of Sections are included solely for convenience of reference, and, if there is any conflict between such headings and the text, the text shall control.

      18.4 As used in this Plan and Trust, the masculine gender shall include the feminine, and the singular shall include the plural, unless the context clearly indicates otherwise.

      18.5 All legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of North Carolina, unless pre-empted under Federal law.

      18.6 The right of any Participant or his Beneficiary to any benefit or to any payment herein or to any separate Account or insurance contract shall not be subject to alienation, assignment, attachment, garnishment, or other legal or equitable process, and if such Participant shall attempt to assign, transfer, or dispose of such right, or should an attempt be made to subject such right to attachment, execution, garnishment, or other legal or equitable process, such attempt shall be null and void. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Code Section 414(p), or any domestic relations order entered into before January 1, 1985.

      18.7 Every fiduciary of this Plan and Trust shall be bonded to the extent required by law.

      18.8 No provision of this Plan and Trust is purported to relieve any fiduciary from liability for any responsibilities, obligations, or duties imposed on such fiduciary by the Employee Retirement Income Security Act of 1974, including any amendments thereto.

         SECTION 19 - Voluntary Non-Deductible Participant Contributions

      19.1 Any Participant may, but shall not be required to, contribute to the Trust a total amount of not less than one (1%) percent and not more than two (2%) percent of his Compensation for the Plan Year; provided however that the Participant may not contribute more than ten (10%) percent of his total Compensation received for all Plan Years that he has participated in the Plan in this Trust and any other trusts established by the Employer. However, such aggregate total amount shall be non-deductible by the Participant and shall be reduced by any prior non-deductible voluntary contributions in the Trust. Such contributions and the earnings thereon shall be nonforfeitable at all times and shall be made at such times during the Plan Year, including the use of payroll deductions, as the Committee shall determine by the adoption of reasonable rules applicable uniformly to all Participants. At Normal Retirement Date or such other time when the Participant is entitled to receive benefits from the Plan and Trust, the voluntary contribution Account shall be used to provide additional benefits to the Participant.

      19.2 The Trustee shall hold any such contribution in a segregated Account for the Participant making such contribution, designated as a voluntary contribution Account, but it may invest and reinvest the amounts in any such Account with the same rights and powers applicable thereto as herein provided generally. The segregated Account shall not share in any contributions made by the Employer to the Trust for any Plan Year, and it shall not share in any forfeitures occurring during any Plan Year. However, the voluntary contribution Account shall share on a pro rata basis in any earnings, gains, profits, or losses in any Plan Year, provided, however, that the Committee shall establish such procedures as necessary for allocation of earnings, gains, profits, or losses for voluntary contributions made after the beginning of a Plan Year.

      19.3 Any voluntary contributions and any earnings, gains, profits, or losses attributable thereto shall be applied wholly to and vested in the voluntary contribution Account of the Participant having made such contributions and shall be used solely for the purposes of providing the benefits contemplated by this Plan for such Participant or his Beneficiary in accordance with the Plan.

      19.4 A Participant may withdraw no more than twice in any Plan Year from his voluntary contribution Account an amount not to exceed the lesser of (i) the greater of $100 or his net voluntary contributions, or (ii) his voluntary contribution Account balance. Net voluntary contributions shall mean the total amount of voluntary contributions made by the Participant less any withdrawals. No forfeitures will occur in this Plan and Trust solely as a result of a Participant's withdrawal of his voluntary contributions.

      19.5 The Committee shall establish such procedures as necessary for facilitating voluntary Participant contributions.

      19.6 Employee contributions for Plan Years will be limited so as to meet the nondiscrimination test of Code Section 401(m).

Accordingly, the Average Contribution Percentage (ACP) for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

      (a) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

      (b) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees shall not exceed the ACP for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

      The following special rules shall apply:

      (a) If one or more Highly Compensated Employees participate in both a cash or deferred arrangement (CODA) and a plan subject to the ACP test maintained by the Employer (whether or not one or more plans exist) and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Average Deferral Percentage (ADP) of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ADP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.

      (b) For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such

              Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

      (c) In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year.

      (d) For purposes of determining the Contribution Percentage of a Participant who is a Five-Percent Owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members (as defined in Code Section 414(q)(6)). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

      (e) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year.

      (f) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

      (g) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      When used in this Plan, the following terms shall have the indicated meanings:

      (a) "Actual Deferral Percentage" shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the amount of Employer contributions actually paid over to a qualified plan and trust (maintained by the Employer) on behalf of such Participant for the Plan Year to (ii) the Participant's Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). Employer contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant's deferral election, including excess elective deferrals, but excluding Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

      (b) "Aggregate Limit" shall mean the sum of (i) 125 percent of the greater of the ADP of the Non-Highly Compensated Employees for the Plan Year or the ACP of Nonhighly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP. For Plan Years beginning before the later of January 1, 1992 or the date that is sixty (60) days after publication of final regulations regarding multiple use, the Aggregate limit is increased to the greater of the Aggregate Limit in the preceding sentence or the sum of 125 percent of the lesser of (i) the ADP of Non-Highly Compensated Employees for the Plan Year or the ACP of Non-Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the CODA and
              (ii) the greater of 200% or two plus the greater of such ADP or ACP.

      (c) "Average Contribution Percentage" shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

      (d) "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

      (e) "Contribution Percentage Amounts" shall mean the sum of the Employee Contributions, Matching Con-tributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's account which shall be taken into account in the year in which such forfeiture is allocated. The Employer may include Qualified Non-Elective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

      (f) "Elective Deferrals" shall mean any Employer contributions made to a plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement (CODA) as described in Code Section 401(k), any simplified Employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement.

      (g) "Eligible Participant" shall mean any Employee who is eligible to make an Employee Contribution, or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Participant on behalf of whom no Employee Contributions are made.

      (h) "Employee Contribution" shall mean any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

      (i) "Matching Contribution" shall mean an Employer contribution made to any other defined contribution plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Elective Deferral, under a plan maintained by the Employer.

      (j) "Qualified Non-Elective Contributions" shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participant's Accounts that the Participants may not elect to receive in cash until distributed from a plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions under such plan maintained by the Employer.

      Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of Participants who are subject to the family member aggregation rules of Code Section 414(q)(6) shall be allocated among such Participants in proportion to Employee Contributions and Matching Contributions of such Participants that are combined to determine the ACP. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10%) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan.

      Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distributions. The income or loss allocable to Excess Aggregate Contributions is the sum of:

(a) income or loss allocable to the Participant's Employee Contribution account, Matching Contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, qualified Non-Elective Contribution account and Elective Deferral account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (b) ten (10%) percent of the amount determined under
(a) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month.

      Excess Aggregate Contributions shall be distributed on a pro-rata basis from the Participant's Employee Contribution account, Matching Contribution account, and Qualified Matching Contribution account (and, if applicable, the Participant's Qualified Non-Elective Contribution account or Elective Deferral account, or both).

      When used in this Plan, "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

      (i) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

    (ii) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

      Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

      For purposes of this Section, compensation shall mean compensation as defined in Code Section 414(s).

                          SECTION 20 - Participant Loans

      20.1 The Committee, in accordance with its uniform non-discriminatory loan policy, may direct the Trustee to make a loan or loans to a Participant, subject to the limitations contained in this Section and Code Section 72(p), as amended. The Committee is authorized to establish a loan program to carry out the provisions of this Participant Loans Section. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees; provided, however, the minimum loan amount shall be $1,000 and all loans shall be in increments of $100. The loan shall allow for a setoff of the Participant's Account. In no event shall the total of any such loan to any Participant when added to the outstanding balance of all other loans from this Plan, or any other Plan of the Employer, or a related company as defined in Code Section 72(p)(2)(D), exceed the lesser of

      (a) $50,000, reduced by the excess (if any) of the highest outstanding balance of loans from the Plan during the one (1) year period ending on the day before the date on which such loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made, or

      (b) one-half (1/2) of the present value of the non-forfeitable Accrued Benefit of the Employee under the Plan.

For purposes of (b) above the present value of the non-forfeitable Accrued Benefit shall be determined without regard to any accumulated deductible Employee contributions as defined in Code Section 72(o)(5)(B). With respect to any loan made prior to January 1, 1987, the $50,000 limit in (a) above shall be unreduced.

      20.2 Any Participant may apply for a loan from the Plan. For purposes of this Participant Loans Section, the term "Participant" includes any Participant or Beneficiary who is a party in interest (as determined under ERISA ss. 3(14)) with respect to the Plan. A Participant must apply for each loan and shall specify the amount of the loan desired, the requested duration for the loan and the source of security for the loan. The Committee will not approve any loan if a Participant is not creditworthy.

      In order to be creditworthy, the Participant must have established in his community, a reputation which would entitle him to a similar loan from a commercial or business lender. In applying for the loan from the Plan, each Participant must give full authority to investigate his creditworthiness.

      20.3 All such loans to a Participant shall charge interest thereon at a reasonable rate. The Committee will determine the appropriate interest rate or rates of interest. The Committee's determination of what constitutes a reasonable rate of interest shall be based on a rate of interest that provides the Plan with a return commensurate with the prevailing rate charged by persons in the business of lending money for loans which would be made under similar circumstances. A loan may provide a fixed rate of interest or an adjustable rate of interest. The Committee will determine whether the interest rate is commercially reasonable at the time it approves the loan and, in the case of the renewal of a loan, at the time of the renewal. Every loan applicant shall receive a clear statement of the charges involved in each loan transaction. This statement shall include the dollar amount and the annual interest rate of the finance charge.

      20.4 Any such loan or loans shall be repaid by the Participant in such manner as the Committee shall determine. Except as provided hereinbelow for certain residential loans, in no event shall the repayment of a loan by its terms exceed five (5) years from the date on which the loan is made, or the Participant's Normal Retirement Date, whichever is the shorter period of time. In the event any loan to a Participant is used to acquire a dwelling unit which within a reasonable time is to be used as the principal residence of the Participant (determined at the time the loan is made), then the repayment of such loan by its terms may not exceed ten (10) years from the date on which the loan is made, or the Participant's Normal Retirement Date, whichever is the shorter period of time. The Participant shall provide evidence satisfactory to the Committee that such loan qualifies for the extended repayment period under Code Section 72(p)(2)(B)(ii) at the time the loan is made. In all circumstances, the Trustee may, in its discretion, require full and immediate payment of the outstanding loan balance and accrued and unpaid interest if the Participant dies or his employment terminates for any reason. Except as provided by Treasury Regulations, payment (principal and interest) of any loan shall be made in substantially level amortization payments over the term of the loan (with payments not less frequently than quarterly). Under no circumstances may the repayment term of any loan be extended beyond its due date. Notwithstanding the preceding, loans made prior to January 1, 1987 which were used to acquire, construct, reconstruct or substantially rehabilitate the principal residence of a Participant may provide for a repayment term in excess of five (5) years. Further, loans made prior to January 1, 1987 may provide for periodic payments which are made less frequently than annually and which do not necessarily result in level amortization.

      20.5 Such loan shall be adequately secured at all times. The Participant must secure each loan with an irrevocable pledge and assignment of 50% of the nonforfeitable amount of the borrowing Participant's Accrued Benefit under the Plan or other security (e.g., principal residence) the Committee accepts and finds to be adequate, or both 50% of the Participant's Accrued Benefit and other security. The Committee may request the borrowing Participant to secure each loan with additional collateral acceptable to the Committee or to substitute collateral given for the loan. In the event that the Participant does not repay such loan within the time prescribed by the Committee, and the loan is secured by the Participant's Account in the Plan, and the Trustee does not accelerate payment as provided herein, the Committee may deduct the total amount of such loan or any portion thereof (including accrued and unpaid interest) from any payment or distribution (including a distribution occurring as a result of the Participant's death) from the Trust Fund to which such Participant or his Beneficiary or Beneficiaries may be entitled; provided, however, that no deduction shall be made from such Participant's Account until the Participant is entitled to a distribution from the Plan. In the event that the amount of any such payment or distribution is not sufficient to repay the remaining balance of any such loan, such Participant shall be liable for and continue to make payments on any balance still due from such Participant.

      20.6  The Committee will treat a loan in default if:
      (a)     any scheduled payment remains unpaid more than thirty (30) days;

      (b) the making or furnishing of any representation or statement to the Plan by or on behalf of the Participant which proves to have been false in any material respect when made or furnished;

      (c) loss, theft, damage, destruction, sale or encumbrance to or of any of the collateral, or the making of any levy seizure or attachment thereof or thereon; or

      (d) death, dissolution, insolvency, business failure, appointment of receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws of, by or against the Participant.

      The Participant will have the opportunity to repay the loan, and resume current status of the loan by repaying any missed payment plus interest. If the loan remains in default, the Committee has the option of foreclosing on any other security it holds. Pending final disposition of the note, the Participant remains obligated for any unpaid principal and accrued interest.

      20.7 Each loan to a Participant shall be evidenced by a promissory note from such Participant for the amount of the loan, including interest, payable to the order of the Trustee.

      20.8 Notwithstanding anything herein to the contrary, no loan shall be made to a Shareholder-Employee.

      20.9 Any interest resulting from a Participant's loan shall be credited to the Participant's respective Accounts from which the loan originated.

              SECTION 21 - Hardship Distributions

      21.1 In the discretion of the Committee in accordance with uniform non-discriminatory principles consistently applied, the

Committee, upon application and consent of an Employee, may direct the Trustee to make a Hardship distribution to an Employee. The consent shall be obtained within the ninety (90) day period before the Hardship distribution is made. Under no circumstances shall a Hardship distribution exceed the aggregate total amount of the Participant's Deferred Compensation portion in the Participant's Elective Account as of the Valuation Date coinciding with or immediately preceding the Hardship withdrawal request. No earnings credited for any period after December 31, 1988 shall be distributed as part of a Hardship withdrawal. Hardship distributions shall be deemed to be made as of the Valuation Date coinciding with or immediately preceding the Hardship withdrawal request and the Employee's Elective Account shall be reduced accordingly.

      21.2 If an Employee receives a Hardship distribution, then (i) the Employee may not defer any Compensation in the Plan until at least twelve (12) months after the Employee receives the Hardship distribution, and (ii) the Employee shall not make Elective contributions for the Employee's taxable year immediately following the taxable year of the Hardship distribution in excess of the applicable limits under Code Section 402(g) for the next taxable year less the amount of such Employee's Elective Contributions for the taxable year of the Hardship distribution.

              SECTION 22 - Cash or Deferred Limitations

      22.1 No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect at the beginning of such taxable year.

      22.2 A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Committee in writing on or before February 15 of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Committee of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer.

      Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

      When used in this Plan, the following terms shall have the indicated meanings:

      (a) "Elective Deferrals" shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement (CODA) as described in Code Section 401(k), any simplified Employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions.

      (b) "Excess Elective Deferrals" shall mean those Elective Deferrals that are includible in a Participant's gross income under Code
              Section 402(g) to the extent
              such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as annual additions under the plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

      22.3 Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the sum of: (a) income or loss allocable to the Participant's Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator is the Participant's Account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and (b) ten (10%) percent of the amount determined under (a) multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

      22.4 Qualified Matching Contributions and Qualified Non-Elective Contributions may be taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentages. In determining Elective Deferrals for the purpose of the Actual Deferral Percentage test, the Employer shall include Qualified Matching Contributions and Qualified Non-Elective Contributions under this Plan or any other plan of the Employer, as provided by regulations under the Code.

      The amount of Qualified Matching Contributions made under the Employer Non-Elective Contributions and Elective Contributions Section of this Plan and taken into account as Elective

Deferrals for purposes of calculating the Actual Deferral Percentage, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be:

Such Qualified Matching Contributions that are needed to meet the Actual Deferral Percentage test stated in this Cash or Deferred Limitations Section.

      The amount of Qualified Non-Elective Contributions made under the Employer Non-Elective Contributions and Elective Contributions Section of this Plan and taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentages, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be:

      Such Qualified Non-Elective Contributions that are needed to meet the Actual Deferral Percentage test stated in this Cash or Deferred Limitations Section.

      22.5 The Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

      (a) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

      (b) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

      The following special rules shall apply:

      (a) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his accounts under two or more arrangements described in Code Section 401(k), that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

      (b) In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year.

      (c) For purposes of determining the ADP of a Participant who is a Five Percent Owner or one of the ten most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Non-Elective Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of Family Members (as defined in Code Section 414(q)(6)). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

      (d) For purposes of determining the ADP test, Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which contributions relate.

      (e) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test. Qualified Non-Elective Contributions and Qualified Matching Contributions may only be used in the test if they satisfy Regulation 1.401(k)-1(b)(3).

      (f) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      When used in this Plan, the following terms shall have the indicated meaning:

      (a) "Actual Deferral Percentage" shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (ii) the Participant's Compensation for such Plan Year. Employer contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant's deferral election (including Excess Elective Deferrals of Highly Compensated Employees), but excluding (a) Excess Elective Deferrals of Non-highly Compensated Employees that arise solely from Elective Deferrals made under the plan or plans of this Employer and (b) Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

      22.6 Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Employer contributions taken into account in calculating the ADP test for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Employer contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Contributions. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10%) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts.

      22.7 Excess Contributions (including the amounts recharacterized if otherwise allowed herein) shall be treated as annual additions under this Plan.

      22.8 Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the sum of: (a) income or loss allocable to the Participant's Elective Deferral account (and, if applicable, the Qualified Non-Elective Contribution account or the Qualified Matching Contributions account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's Account balance attributable to Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and (b) ten (10%) percent of the amount determined under (a) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

      Excess Contributions shall be distributed from the Participant's Elective Deferral account and Qualified Matching Contribution account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Non-Elective Contribution account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral account and Qualified Matching Contribution account. Excess Contributions shall be distributed to Participants who are subject to the family member aggregation rules of Code
Section 414(q)(6) among the family members in proportion to the Elective Contribution of each family member that is combined to determine the Actual Deferral Percentage in accordance with Treasury regulations.

      Excess Contributions shall be reduced by the amount of excess Elective Deferrals already distributed.

      When used in this Plan, the following terms shall have the indicated meanings:

      (a) "Excess Contribution" shall mean, with respect to any Plan Year, the excess of:

              (i) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

              (ii) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

      22.9 If this Plan and Trust otherwise specifically permit all Participants to make voluntary non-deductible contributions, then a Participant may treat his Excess Contributions as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee Contributions made by that Employee would exceed any stated limit under the Plan on Employee Contributions.

      Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant's tax year in which the Participant would have received them in cash. Under no circumstances shall recharacterization be permitted if the Plan and Trust does not otherwise specifically permit voluntary non-deductible contributions by all Participants.

      22.10  The Employer may make Qualified Matching Contributions to the
Plan. "Qualified Matching Contributions" shall mean Matching Contributions which are subject to the distribution and nonforfeitability requirements under Code
Section 401(k) when made. Further, after December 31, 1988 Qualified Matching Contributions may not be distributed to a Participant or Beneficiary because of Hardship, if Hardship distributions are otherwise specifically permitted in this Plan and Trust.

      22.11 The Actual Contribution Percentage (hereinafter "ACP") for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior Plan Year's ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

      (a) The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year's ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

      (b) The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year's ACP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees exceed the ACP for Participants who were Non-Highly Compensated Employees in the prior Plan Year by more than two (2) percentage points.

      For the first Plan Year this Plan permits any Participant to make Employee Contributions, provides for Matching Contributions or both, and this Plan is not a successor plan, for purposes of the foregoing tests, the prior Plan Year's Non-highly Compensated Employees' ACP shall be three (3%) percent unless the Employer has elected to use the Plan Year's ACP for these Participants.

      If elected by the Employer the ACP tests in (a) and (b) above, will be applied by comparing the current Plan Year's ACP for Participants who are Highly Compensated Employees for each Plan Year with the current Plan Year's ACP for Participants who are Non-Highly Compensated Employees. Once made, this election can only be undone if the Plan meets the requirements for changing to prior year testing set forth in Notice 98-1 (or superseding guidance).

      The following special rules shall apply:

      (a) A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

      (b) If one or more Highly Compensated Employees participate in both a CODA and a plan subject to the ACP test maintained by the Employer (whether or not one or more plans exist) and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ADP of those Highly Compensated Employees who also participate in a CODA will be reduced in the manner described in this Plan so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests and are deemed to be the maximum permitted under such tests for the Plan Year. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.

      (c) For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was under each plan.

              If a Highly Compensated Employee made participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement.

      (d) In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Any adjustments to the Non-Highly Compensated Employee ACP for the prior Plan Year will be made in accordance with Notice 98-1 and any superseding guidance, unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same ACP testing method.

      (e) For purposes of determining the Contribution Percentage of a Participant who is a Five-Percent Owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members (as defined in Code Section 414(q)(6)). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

      (f) For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve (12) month period beginning on the day after the close of the Plan Year.

      (g) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions or Elective Contributions, or both, used in such test. Qualified Non-Elective Contributions and Elective Contributions may only be used in the test if they satisfy Regulation 1.401(m)-1(b)(2).

      (h) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      When used in this Plan, the following terms shall have the indicated meanings:

      (a) "Aggregate Limit" shall mean the sum of (i) 125 percent of the greater of the ADP of the Non-Highly Compensated Employees for the prior Plan Year or the ACP of Nonhighly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the prior Plan Year of the CODA and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in "(i)", above, and "greater" is substituted for "lesser" after "2 plus the" in "(ii)" if it would result in a larger Aggregate Limit. If the Employer has elected to use the current year testing method, then, in calculating the Aggregate Limit for particular Plan Year, the Non-highly Compensated Employees' ADP and ACP for that Plan Year, instead of for the prior Plan Year, is used.

      (b) "Average Contribution Percentage" shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

      (c) "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

      (d) "Contribution Percentage Amounts" shall mean the sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's account which shall be taken into account in the year in which such forfeiture is allocated. The Employer may include Qualified Non-Elective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

      (e) "Eligible Participant" shall mean any Employee who is eligible to make an Employee Contribution, or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Participant on behalf of whom no Employee Contributions are made.

      (f) "Employee Contribution" shall mean any contribution made to the Plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

      (g) "Matching Contribution" shall mean an Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Elective Deferral, under a plan maintained by the Employer.

      22.12 Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP test for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Aggregate Contributions. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10%) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan.

      Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distributions. The income or loss allocable to Excess Aggregate Contributions allocated to each Participant is the sum of: (a) income or loss allocable to the Participant's Employee Contribution account, Matching Contribution account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, qualified Non-Elective Contribution account and Elective Deferral account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (b) ten (10%) percent of the amount determined under
(a) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

      Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions.

      Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant's Employee Contribution account, Matching Contribution account, and Qualified Matching Contribution account (and, if applicable, the Participant's Qualified Non-Elective Contribution account or Elective Deferral account, or both).

      Matching Contributions (including Qualified Matching Contributions) shall be forfeited if the contributions to which they relate are Excess Elective Deferrals or Excess Contributions and such forfeiture shall be applied to reduce Employer matching contributions.

      When used in this Plan, the following terms shall have the indicated meanings:

      (a) "Excess Aggregate Contributions" shall mean, with respect to any plan Year, the excess of:

              (i) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

              (ii) The maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

      Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

      22.13 In lieu of distributing Excess Contributions, or Excess Aggregate Contributions, the Employer may make Qualified Non-Elective Contributions on behalf of Non-Highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage test, or both, pursuant to regulations under the Code. "Qualified Non-Elective Contributions" shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participants' Accounts that the

Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions. Further, after December 31, 1988 Qualified Non-Elective Contributions may not be distributed to a Participant or Beneficiary because of Hardship, if Hardship distributions are otherwise specifically permitted in this Plan and Trust.

      22.14 The Participant's Accrued Benefit derived from Elective Deferrals, Qualified Non-Elective Contributions, Employee Contributions, and Qualified Matching Contributions is nonforfeitable. Separate accounts for Elective Deferrals, Qualified Non-Elective Contributions, Employees Contributions, Matching Contributions, and Qualified Matching Contributions will be maintained for each Participant. Each account will be credited with the applicable contributions and earnings thereon.

      22.15 Elective Deferrals, Qualified Non-Elective Contributions, and Qualified Matching Contributions, and income allocable to each are not distributable to a Participant or his Beneficiary, in accordance with such Participant's or Beneficiary's selection, earlier than upon separation from service, death, or disability. Such amounts may also be distributed upon:

      (a) Termination of the plan without the establishment of another defined contribution plan.

      (b) The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code
              Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

      (c) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code
              Section 401(d)(3)) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

      (d) The attainment of age 59 1/2 in the case of a profit-sharing plan if otherwise specifically permitted in this Plan and Trust.

      (e) The Hardship of the Participant if Hardship distributions are otherwise specifically permitted in this Plan and Trust; provided, however, that after December 31, 1988 only Elective Deferrals (and earnings thereon accrued as of December 31, 1988) may be distributed because of Hardship.

                 SECTION 23 - Investment Direction By Participant

      23.1 A Participant shall direct the Trustee to invest the total amount credited to his Account in such investments as shall be established by the Committee from time to time. The Committee may establish minimum and/or maximum limitations with regard to the amount a Participant may invest in an investment. Such investment direction shall be made to the Trustee in such manner as specified by the Committee. At such times as the Committee shall permit (but not less than once each Plan Year), a Participant shall be permitted to change his investment direction and transfer Account balances between investments pursuant to the terms and conditions of this Investment Direction By Participant Section. The Trustee shall carry out the Participant's investment direction as soon as reasonably practical. The Committee shall have the sole authority for establishing the investments.

      23.2 In the event a Participant does not make a subsequent investment direction of his Accounts then the prior investment direction shall continue to apply, unless the Committee shall in a non-discriminatory manner determine otherwise.

      23.3 Any investment direction made by a Participant shall remain in effect until another written direction has been made by the Participant, unless the Committee shall in a non-discriminatory manner determine otherwise. The Participant shall be responsible for his investment directions and the Committee, the Trustee and the Employer shall be relieved of any liability of any kind therefor. Any investment direction made by a Participant shall apply to present or future contributions, earnings or losses in such fund until the investment direction is changed as provided herein, unless the Committee in a non-discriminatory manner determines otherwise. The Participant's directed investment Accounts shall not share in any earnings, gains, profits or losses of the Trust Fund, but instead any earnings, gains, profits or losses shall be credited or debited to the directed investment Accounts as appropriate to properly reflect such directed investments.

      23.4 All investments in the Affiliated Employer Stock Fund shall be made by the Trustee by purchasing Affiliated Employer Stock from the Affiliated Employer or in the open market at a price per share equal to the prevailing market price at the time of the purchase, as determined by the Trustee, and if such Affiliated Employer Stock is acquired from any party in interest (within the meaning of Section 3(14) of ERISA), without payment of any commission. If any options, rights, or warrants shall be granted or issued with respect to any Affiliated Employer Stock held in the Affiliated Employer Stock Fund, the Trustee shall exercise or sell such options, rights, or warrants in the open market, as directed by the Participants according to their pro-rata investment in the Affiliated Employer Stock Fund.

      Voting rights with respect to any Registration-Type Securities held in trust shall be exercised by the Trustee, subject to timely direction by a Participant who may direct the Trustee on how to vote shares of Affiliated Employer Stock in his Accounts on any matter submitted for a vote to the owners of the Affiliated Employer.

      In the event that any Registration-Type Securities held in trust have not been allocated to the Accounts of the Participants at the time of voting or Registration-Type Securities held in trust have been allocated to the Accounts of the Participants at the time of voting but the Participants have failed to direct on how to vote such shares, the Trustee shall vote the shares.

      Notwithstanding the directions by a Participant, the Trustee may, pursuant to the written directions of the Committee, limit the amount that may be used to acquire or sell Affiliated Employer Stock so as to maintain a prudent investment policy for the Plan.

      To the extent that a Participant exercises control over the assets by directing them toward the purchase of Affiliated Employer Stock, neither the Committee, the Trustee nor any other fiduciary shall be liable for any loss or any breach of fiduciary duties as a result of the Participant's direction to invest such funds in Affiliated Employer Stock, other than the responsibilities of acquiring, holding, and disposing of such qualifying Affiliated Employer Stock as directed by the Participant or a Beneficiary.

      If a Participant directs investment of any portion of his Account in Affiliated Employer Stock, any dividends paid on such Affiliated Employer Stock shall either be invested in additional Affiliated Employer Stock or under uniform rules which the Committee may establish from time to time.

      For purposes of this Plan the following definitions shall apply:
      (a) "Registration-Type Securities" shall mean the shares of common stock of the Affiliated Employer that are either (i) a class of securities required to be registered under section 12 of the Securities Exchange Act of 1934 or (ii) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (9)(2)(H) of such section 12.

      (b)     "Affiliated Employer" shall mean Carolina Power and Light Company.

      (c) "Affiliated Employer Stock" shall mean Carolina Power and Light Company common stock.

      (d) "Affiliated Employer Stock Fund" shall mean the investment fund consisting of the common stock of the Carolina Power and Light Company.

              SECTION 24 - Initial Qualification

      24.1 This Agreement is based upon the condition that it shall be approved and qualified under the applicable provisions of the Internal Revenue Code with respect to qualified employee retirement plans and trusts. Notwithstanding any provision in this Agreement to the contrary, no Participant or Beneficiary shall have any right or claim to any asset of the Trust or to any benefit under this Plan before the Internal Revenue Service and Department of Labor determines that the Plan and Trust qualify under the provisions of Code Section 401(a), as amended by the Employee Retirement Income Security Act of 1974, or any statute of similar import. Therefore, if the Plan and/or Trust fails to qualify initially, notwithstanding any other provision herein to the contrary, the Employer shall be entitled to recover contributions, adjusted for earnings, gains and losses resulting from investments, made hereunder prior to such initial determination by Internal Revenue Service, at which time the Trust shall termi-nate and the Trustee shall be discharged from all obligations under the Trust. Return of such contribution shall be made within one year after the date of denial of qualification of the Plan.

                             SECTION 25 - Withdrawal

      25.1 After a Participant or Inactive Participant attains age fifty-nine and one-half (59 1/2), the Participant or Inactive Participant may withdraw no more than twice each Plan Year all or any part of his Elective Account. The minimum withdrawal shall be the lesser of $100 or the Participant's Elective account. The amount of the Elective Account balance shall be determined as of date of withdrawal. Any distribution shall be subject to the Annuity Requirements Section.

      IN WITNESS WHEREOF, the Employer, by its duly authorized officer, and the Trustee, have caused this Plan and Trust Agreement to be executed as of the day and year first above written.

Witnesses:                    INTERPATH COMMUNICATIONS, INC.

                              By:
---------------------------       -------------------------------

                              Its:
---------------------------        ------------------------------

Witnesses:

----------------------------- ---------------------------------
                                    KAREN A. McKAY, Trustee

----------------------------- -----------------------------------
                                    L. LAURENCE LEVISON, Trustee

----------------------------- -----------------------------------
                                    PETER D. BORBELY, Trustee